UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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Black Box Corporation
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
ANNUAL MEETING MATTERS
BOARD OF DIRECTORS AND CERTAIN BOARD COMMITTEES
LITIGATION INVOLVING DIRECTORS AND OFFICERS
POLICIES AND PROCEDURES RELATED TO THE APPROVAL OF TRANSACTIONS WITH RELATED PERSONS
COMPENSATION OF DIRECTORS
DIRECTOR COMPENSATION – FISCAL 2009
EXECUTIVE COMPENSATION AND OTHER INFORMATION
COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE – FISCAL 2009, FISCAL 2008 and FISCAL 2007
GRANTS OF PLAN-BASED AWARDS – FISCAL 2009
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END – FISCAL 2009
PENSION BENEFITS TABLE – FISCAL 2009
UNDERSTANDING OUR PENSION BENEFITS TABLE
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
EQUITY PLAN COMPENSATION INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF MANAGEMENT
INDEPENDENT PUBLIC ACCOUNTANTS
ADDITIONAL INFORMATION
FORM 10-K ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION
SOLICITATION OF PROXIES
STOCKHOLDER NOMINATIONS AND PROPOSALS
OTHER MATTERS
PROXY CARD

BLACK BOX CORPORATION
1000 Park Drive
Lawrence, Pennsylvania 15055

Notice of Annual Meeting of Stockholders
to be held on August 11, 2009

To the Stockholders of
Black Box Corporation:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Black Box Corporation (the “Company”) will be held at the offices of the Company at 1000 Park Drive, Lawrence, Pennsylvania 15055 on Tuesday, August 11, 2009, at 12:30 p.m. Eastern Daylight Time, to consider and act upon the following matters:

1.	The election of the six (6) persons nominated by our Board of Directors and named in the attached proxy statement to serve as members of our Board of Directors; and

2.	The ratification of the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2010.

Stockholders also will be asked to consider such other matters as may properly come before the Annual Meeting. Our Board of Directors has established the close of business on Monday, June 15, 2009 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting.

IT IS REQUESTED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, THAT YOU COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

BY ORDER OF THE BOARD OF DIRECTORS

Michael McAndrew, Secretary

June 23, 2009

BLACK BOX CORPORATION
1000 Park Drive
Lawrence, Pennsylvania 15055

PROXY STATEMENT FOR ANNUAL MEETING
OF STOCKHOLDERS

August 11, 2009

This proxy statement is being furnished to the holders of common stock, par value $.001 per share (“Common Stock”), of Black Box Corporation, a Delaware corporation (the “Company,” or “we”), in connection with the solicitation by our Board of Directors (“Board of Directors” or “Board”) of proxies to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) scheduled to be held on Tuesday, August 11, 2009, at 12:30 p.m. Eastern Daylight Time, at the offices of the Company at 1000 Park Drive, Lawrence, Pennsylvania 15055, or at any adjournment thereof. This proxy statement and form of proxy were first mailed to stockholders on or about June 25, 2009.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on August 11, 2009:

This proxy statement and the Company’s 2009 Annual Report to stockholders are available for you to review online at www.proxydocs.com/bbox.

Only holders of Common Stock of record as of the close of business on Monday, June 15, 2009 are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. On that date, 17,533,305 shares of Common Stock, each entitled to one vote per share, were outstanding.

All shares of Common Stock represented by valid proxies received by the Secretary of the Company prior to the Annual Meeting will be voted as specified in the form of proxy. If no specification is made, the shares will be voted FOR each of the nominees named below for election as director and FOR ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2010 (“Fiscal 2010”). Unless otherwise indicated by the stockholder, the proxy card also confers discretionary authority on the Board-appointed proxies to vote the shares represented by the proxy on any matter that is properly presented for action at the Annual Meeting of which management had no knowledge prior to the mailing of this proxy statement. A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by delivering to the Secretary of the Company a written revocation or a duly-executed proxy bearing a later date (although no revocation shall be effective until actual notice thereof has been given to the Secretary of the Company) or by attending the meeting and voting his or her shares in person.

Under our Second Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), Amended and Restated By-laws (“By-laws”) and applicable state law, abstentions and broker non-votes (which arise from proxies delivered by brokers and others, where the record holder has not received direction on voting and does not have discretionary authority to vote on one or more matters) are each included in the determination of the number of shares present for purposes of determining a quorum. At the Annual Meeting, directors will be elected by a plurality vote and all other matters will be decided by the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes are not votes cast and will not be included in calculating the number of votes necessary for approval of the matter.

Our Board of Directors unanimously recommends a vote FOR each of the nominees named below for election as director and FOR ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2010.

ANNUAL MEETING MATTERS

Proposal 1 – Election of Directors

Our By-laws provide that the number of directors constituting our entire Board shall be nine (9), or such other number as shall be fixed by the stockholders or by our Board. At present, our Board has fixed the number of directors at six (6) members. All of our directors stand for election each year. Therefore, six (6) directors are to be elected at the Annual Meeting to hold office for a term of one (1) year and until their respective successors are elected and qualified, subject to the right of our stockholders to remove any director as provided in our By-laws. Stockholders may fill any vacancy in the office of a director. In the absence of a stockholder vote, a vacancy in the office of a director may be filled by the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Any director elected by our Board to fill a vacancy will serve until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. If our Board increases the number of directors, it may fill any vacancy so created.

The holders of Common Stock have one vote for each share owned as of the record date in the election of directors. The six (6) nominees receiving the greatest number of affirmative votes will be elected as directors for terms expiring in 2010.

Upon recommendation of the Nominating Committee of our Board of Directors (“Nominating Committee”), our Board has nominated the following six (6) persons for election to the position of director at the Annual Meeting: William F. Andrews, R. Terry Blakemore, Richard L. Crouch, Thomas W. Golonski, Thomas G. Greig and Edward A. Nicholson, Ph.D. These nominees are all of the directors currently on our Board. All of these nominees/directors are independent under the listing standards of The Nasdaq Stock Market (“Nasdaq”) except for R. Terry Blakemore as a result of his position as our President and Chief Executive Officer.

The persons named as proxies on the enclosed proxy card were selected by our Board and have advised our Board that, unless authority is withheld, they intend to vote the shares represented by them at the Annual Meeting FOR the election to our Board of Directors of each of our Board’s nominees named above.

Our Board knows of no reason why any nominee for director would be unable to serve as director. If, at the time of the Annual Meeting, any of the named nominees is unable or unwilling to serve as a director, the persons named as proxies intend to vote for such substitute as may be nominated by our Board of Directors.

The following sets forth certain information concerning our Board’s nominees for election to our Board of Directors at the Annual Meeting:

William F. Andrews, 77, was elected as a director of the Company on May 18, 1992. Mr. Andrews currently is Chairman of the Executive Committee of Corrections Corporation of America (private prisons), Chairman of Katy Industries, Inc. (diversified manufacturing company) and Chairman of SVP Holdings Limited (Singer sewing machines). He has been a principal with Kohlberg & Co., a private investment company, since 1995. He is also a director of Corrections Corporation, Katy Industries, O’Charley’s, Inc. and Trex Company, Inc., all publicly-held companies.

R. Terry Blakemore, 52, was selected to be a director of the Company on October 13, 2007 and was named as President and Chief Executive Officer of the Company on the same date. He had served in the capacity of Interim President and Chief Executive Officer of the Company from May 21, 2007. Previously, on May 15, 2007, our Board had named Mr. Blakemore a Senior Vice President of the Company. Prior to becoming a Senior Vice President, Mr. Blakemore served as a manager of business development and, prior thereto, as a manager of the Company’s Voice Services business unit. Mr. Blakemore has been with the Company since 1999.

Richard L. Crouch, 62, was elected as a director of the Company on August 10, 2004. Mr. Crouch was a General Partner with the firm of PricewaterhouseCoopers LLP from 1979 to 2004, having served as an Audit Partner principally assigned to public companies. He served in various capacities for the firm, including service as a regional accounting, auditing and Securities and Exchange Commission (“SEC”) services consultant. He retired from the firm on July 2, 2004.

Thomas W. Golonski, 66, was selected to be a director of the Company on February 11, 2003 and was elected by our stockholders on August 12, 2003. Mr. Golonski served as Chairman, President and Chief Executive Officer of National City Bank of Pennsylvania and Executive Vice President of National City Corporation from 1996 to 2005. He retired from National City in 2005. He is active in charitable, educational and health care organizations.

Thomas G. Greig, 61, was elected as a director of the Company on August 10, 1999 and appointed as non-executive Chairman of the Board in May 2004. Mr. Greig has been a Managing Director of Liberty Capital Partners, a private equity partnership, since 1998. He is also a director of publicly-held Rudolph Technologies, Inc., a number of privately-held companies and a public, not-for-profit foundation.

Edward A. Nicholson, Ph.D., 69, was elected as a director of the Company on August 10, 2004. Dr. Nicholson served as President of Robert Morris University from 1989 to 2005 and is presently a Professor of Management at Robert Morris. He has served a number of businesses and government agencies as a consultant in the areas of long-range planning, organization design and labor relations. He is also a director of Brentwood Bank and several regional economic, charitable and cultural organizations.

Our Board of Directors unanimously recommends that our stockholders vote FOR each of our Board’s nominees for election to our Board.

Proposal 2 – Ratification of the Appointment of the Independent Registered Public Accounting Firm

In May 2009, the Audit Committee of our Board (“Audit Committee”) appointed BDO Seidman, LLP (“BDO”) as our independent registered public accounting firm for Fiscal 2010. As a sound governance matter, our Audit Committee has determined to submit the appointment to our stockholders for ratification at the Annual Meeting.

The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting is required for the ratification by our stockholders of such appointment. Unless otherwise directed by our stockholders, proxies will be voted FOR the ratification of the appointment of BDO as our independent registered public accounting firm for Fiscal 2010. In the event that this appointment is not ratified by the stockholders, our Audit Committee will consider this vote in determining its future appointment of our independent registered public accounting firm. Even if the appointment is ratified, our Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such change would be in our and our stockholders’ best interests.

A representative of BDO is expected to be present at the Annual Meeting, will not be making a statement but will be available to respond to appropriate questions.

Our Board of Directors unanimously recommends that our stockholders vote FOR approval of Proposal 2.

BOARD OF DIRECTORS AND CERTAIN BOARD COMMITTEES

Our Board of Directors held five (5) meetings during the fiscal year ended March 31, 2009 (“Fiscal 2009”). During Fiscal 2009, each director attended not fewer than seventy-five percent (75%) of the meetings of our Board and each committee on which such director served during the period in which such director served on our Board. Executive sessions of the non-employee members of our Board are scheduled for each regular Board meeting and many committee meetings and many regular Board meetings and certain committee meetings include such an executive session.

Stockholders can communicate with our Board or individual directors by writing to the Company’s Secretary at: Black Box Corporation, 1000 Park Drive, Lawrence, Pennsylvania 15055. Our Board believes that our annual meetings also are appropriate for stockholder communications with our Board. Our Board strongly encourages board member attendance at all meetings, including annual meetings with stockholders. All current directors attended the annual meeting of stockholders held in August 2008.

Our Board of Directors has four (4) standing committees: the Audit Committee, the Compensation Committee of the Board (“Compensation Committee”), the Nominating Committee and the Governance Committee of the Board (“Governance Committee”).

Audit Committee

Our Audit Committee consists of Mr. Richard L. Crouch, as chair, Mr. Thomas W. Golonski and Mr. Thomas G. Greig. Each member of this committee is independent under Nasdaq’s listing standards for audit committee members.

Our Audit Committee’s duties include:

•	sole authority and direct responsibility over the selection (subject to stockholder ratification if the committee so elects) of our independent registered public accounting firm
•	evaluation, retention and replacement of our independent registered public accounting firm
•	responsibility for determining the compensation and other terms of engagement of such independent auditors

Our Audit Committee has such other duties and responsibilities as are set forth in its written charter adopted by our Board, a copy of which is posted in the “About – Investor Relations – Corporate Governance” section of our Web site at http://www.blackbox.com. These other duties and responsibilities include pre-approval of all audit services and permitted non-audit services, oversight of the independent auditors, review of financial statements and SEC filings, review of the lead audit partner, review of the auditors’ independence, discussions with the auditors regarding the planning and scope of the audit, discussions regarding our internal controls over financial reporting and the establishment of procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing and the confidentiality thereof. Our Audit Committee has delegated authority for pre-approval of audit services and permitted non-audit services to its chair, subject to subsequent ratification of such pre-approval at the next subsequent regular meeting of our Audit Committee.

All services performed by BDO during Fiscal 2009 were either approved by our Audit Committee or approved by our Audit Committee chair, and later ratified by our Audit Committee, prior to the performance of such services.

Our Board has determined that all of the members of our Audit Committee, Messrs. Crouch, Golonski and Greig, qualify as audit committee financial experts within the meaning of SEC regulations and that they have the requisite level of financial sophistication required under Nasdaq’s listing standards. Our Board has also determined that Messrs. Crouch, Golonski and Greig are independent within the meaning of SEC regulations.

Our Audit Committee met ten (10) times in Fiscal 2009.

Compensation Committee

Our Compensation Committee consists of Mr. Thomas W. Golonski, as chair, Mr. Richard L. Crouch and Mr. Thomas G. Greig. Each member of this committee is independent under Nasdaq’s listing standards.

Our Compensation Committee’s duties include:

•	reviewing and recommending to our Board the total compensation of our executive officers
•	administering our stock option plans and our long-term incentive plan

Our Compensation Committee operates under a written charter adopted by our Board, a copy of which is posted in the “About – Investor Relations – Corporate Governance” section of our Web site. For a description of our Compensation Committee’s processes and procedures for the consideration and determination of executive officer compensation, see the “Compensation Discussion and Analysis” section of this proxy statement.

During the fiscal year ended March 31, 2008 (“Fiscal 2008”), our Compensation Committee engaged Towers, Perrin, Forster & Crosby, Inc. (“Towers Perrin”) to develop an information base including an understanding of our strategic objectives and executive compensation preferences to serve as the basis for identifying appropriate executive long-term compensation incentives, conduct analytics on the current stock option program to determine the feasibility of future grants, identify possible efficiencies in stock option grant practice and valuation approach, understand and identify alternative long-term incentive vehicle(s) for executives and develop a strawmodel long-term incentive design for executives based on preferences identified during design team meetings. In connection with such services, Towers Perrin assisted in the identification of the peer group identified below in the “Compensation Discussion and Analysis” section of this proxy statement. Towers Perrin also was engaged by our Compensation Committee to assist in the development of the 2008 Long-Term Incentive Plan (the “Incentive Plan”), which was approved by our stockholders at the annual meeting of stockholders held in August 2008. During Fiscal 2009 and Fiscal 2010, our Compensation Committee continued its engagement of Towers Perrin to assist in the further development of our executive compensation programs. Such services included (i) providing a competitive assessment of the total direct compensation (e.g., sum of base salary, annual bonus and long-term incentive opportunity) for our named executive officers and other key employees; (ii) providing an assessment of the appropriateness of incentive plan targets; (iii) advising our Compensation Committee regarding design changes to compensatory programs and the development of new programs based on the Company’s strategic goals, competitive assessment and regulatory changes; (iv) a review of management’s proposals on behalf of our Compensation Committee; (v) an analysis of the Company’s share utilization for equity-based compensation to institutional investor guidelines; (vi) informing our Compensation Committee of emerging trends in executive compensation; (vii) advising on stock ownership or retention guidelines for our named executive officers; and (viii) the other services described below in the “Compensation Discussion and Analysis” section of this proxy statement. The scope of services of any executive compensation consultants is approved by our Compensation Committee or its chair.

Our Compensation Committee met eight (8) times in Fiscal 2009.

Nominating Committee

Our Nominating Committee consists of Edward A. Nicholson, Ph.D., as chair, Mr. William F. Andrews and Mr. Thomas G. Greig. Each member of this committee is independent under Nasdaq’s listing standards.

Our Nominating Committee’s duties include:

•	identifying and evaluating potential candidates for any Board vacancies, including any individuals recommended by committee members, other Board members, management or our current stockholders or identified by third-party executive search firms
•	recommending to our Board individuals to be nominated for election as directors by stockholders at our annual meeting
•	recommending to our Board, from time to time, individuals to be elected by it to fill Board vacancies

This committee considers the independence, experience relative to our business and the needs of our Board, diversity and the ability to represent our stockholders in evaluating potential nominees. Potential Board members should show a willingness to fully participate in Board meetings, a proven track record of career accomplishments, the ability to make sound judgments and leadership qualities.

It is our Nominating Committee’s policy to consider stockholder proposals for nominees for election as directors that are nominated in accordance with our Certificate of Incorporation and our By-laws, and other applicable laws, including the rules and regulations of the SEC and any stock market on which our stock is listed for trading or quotation. Generally, such recommendations made by a stockholder entitled to notice of, and to vote at, the meeting at which such proposed nominee is to be considered are required to be written and received by the Secretary of the Company within a prescribed time period prior to the annual or special meeting. See the “Stockholder Nominations and Proposals” section of this proxy statement for a description of the procedures to be followed in order to submit a recommendation for a nominee.

Our Nominating Committee operates under a written charter adopted by our Board, a copy of which is posted in the “About – Investor Relations – Corporate Governance” section of our Web site.

Our Nominating Committee met four (4) times in Fiscal 2009.

Governance Committee

Our Governance Committee consists of Mr. William F. Andrews, as chair, Mr. Thomas W. Golonski and Edward A. Nicholson, Ph.D. Each member of this committee is independent under Nasdaq’s listing standards.

Our Governance Committee’s duties include:

•	responsibility for reviewing, on an ongoing basis, the corporate governance practices and principles established and implemented by our Board and management
•	monitoring trends and regulatory requirements in corporate governance and recommending to our Board any changes in our corporate governance practices and functions based upon such trends and regulatory requirements
•	performing an annual evaluation of the objectives and performance of the members of our Board in connection with its review of the compensation paid to Board members

Director compensation historically had been determined based on the collective experience and knowledge of the members of our Governance Committee. During Fiscal 2009 and continuing in Fiscal 2010, our Governance Committee engaged Towers Perrin to provide information regarding competitive director compensation data, including identification of an appropriate peer group for comparison purposes, an analysis of director compensation levels and compensation vehicles and programs and market-competitive compensation data. In Fiscal 2010, Towers Perrin also advised on stock ownership or retention guidelines for our non-employee directors.

Our Governance Committee operates under a written charter adopted by our Board, a copy of which is posted in the “About – Investor Relations – Corporate Governance” section of our Web site.

Our Governance Committee met five (5) times in Fiscal 2009.

LITIGATION INVOLVING DIRECTORS AND OFFICERS

In November 2006, two stockholder derivative lawsuits were filed against the Company itself, as a nominal defendant, and several of our current and former officers and directors, including Michael McAndrew, Francis Wertheimber, William F. Andrews and Thomas G. Greig, in the United States District Court for the Western District of Pennsylvania. The two substantially identical stockholder derivative complaints allege that the individual defendants improperly backdated grants of stock options to several officers and directors in violation of our stockholder-approved stock option plans during the period 1996-2002, improperly recorded and accounted for backdated stock options in violation of generally accepted accounting principles (“GAAP”), improperly took tax deductions based on backdated stock options in violation of the Internal Revenue Code of 1986, as amended (the “Code”), produced and disseminated false financial statements and SEC filings to our stockholders and to the market that improperly recorded and accounted for the backdated option grants, concealed the alleged improper backdating of stock options and obtained substantial benefits from sales of our Common Stock while in the possession of material inside information. The complaints seek damages on behalf of the Company against certain current and former officers and directors and allege breach of fiduciary duty, unjust enrichment, securities law violations and other claims. The two lawsuits have been consolidated into a single action as In re Black Box Corporation Derivative Litigation, Master File No. 2:06-CV-1531-JFC, and plaintiffs filed an amended consolidated shareholder derivative complaint on August 31, 2007. The parties have stipulated that responses by the defendants, including the Company, are due on or before October 23, 2009 and the court has entered an order to that effect. The Company and certain other parties have committed to participate in a mediation of these claims.

POLICIES AND PROCEDURES RELATED TO THE APPROVAL
OF TRANSACTIONS WITH RELATED PERSONS

Our policies and procedures for review, approval or ratification of transactions with related persons are not contained in a single policy or procedure; instead, relevant aspects of such program are drawn from various corporate documents. Most importantly, our Audit Committee’s charter provides that our Audit Committee must review and, if appropriate, approve or ratify all transactions between us and any related persons.

Our Standards of Business Conduct require that all of our and our subsidiaries’ directors, officers and employees refrain from activities that might involve a conflict of interest. Additionally, our Code of Ethics provides that each of our and our subsidiaries’ directors, officers and employees must openly and honestly handle any actual, apparent or potential conflict between that individual’s personal and business relationships and our interests. Before making any investment, accepting any position or benefit, participating in any transaction or business arrangement or otherwise acting in a manner that creates or appears to create a conflict of interest, such person must make a full disclosure of all relevant facts and circumstances to, and obtain the prior written approval of, our Chief Financial Officer or our General Counsel. Our Chief Financial Officer and our General Counsel make reports to our Audit Committee, pursuant to the terms of its charter, regarding compliance with our Code of Ethics. Further, our Chief Financial Officer makes reports to our Audit Committee with respect to proposed related-party transactions for which that committee’s approval would be required.

We did not participate in any transactions with related persons during Fiscal 2009 and there are no currently-proposed transactions with related persons.

COMPENSATION OF DIRECTORS

The following table sets forth the compensation of our non-employee directors in Fiscal 2009:

DIRECTOR COMPENSATION – FISCAL 2009

Name(1)	Fees Earned	Option	Total
	or Paid	Awards(4)(5)(6)	($)
	in Cash(2)(3)	($)
	($)

William F. Andrews(7)	58,000	63,329	121,329

Richard L. Crouch	81,000	63,329	144,329

Thomas W. Golonski	74,000	63,329	137,329

Thomas G. Greig	130,000	63,329	193,329

Edward A. Nicholson, Ph.D.	58,000	63,329	121,329

(1)	R. Terry Blakemore was a director during Fiscal 2009. The compensation received by Mr. Blakemore for Fiscal 2009 is reported in the “Summary Compensation Table” and other tables in this proxy statement. He did not receive any additional compensation in connection with his service on our Board.

(2)	For Fiscal 2009, each non-employee director received an annual fee of $35,000, paid quarterly. Our non-executive Chairman of the Board also received an annual fee of $60,000, paid quarterly. Our Audit Committee chair received an annual fee of $15,000, paid quarterly. The chairperson of each of our Compensation Committee, Nominating Committee and Governance Committee received an annual fee of $5,000, paid quarterly. In May 2009, the non-executive Chairman of the Board’s annual fee was increased to $75,000, paid quarterly, and the annual fee for the chairperson of our Compensation Committee was increased to $7,500, paid quarterly. No other changes were made to the fees to be paid to our non-employee directors as of the date of this proxy statement.

(3)	For each Board meeting attended in person, each director received a fee of $2,000 and a fee of $1,000 for each Board meeting attended by telephone. Audit Committee members received a fee of $1,500 for each meeting of the committee attended in person or by telephone during Fiscal 2009. Members of our Compensation Committee, Governance Committee and Nominating Committee received a fee of $1,000 for each meeting of the respective committee attended in person or by telephone during Fiscal 2009. These fees remain in effect as of the date of this proxy statement.

(4)	These option awards were granted under our 1992 Director Stock Option Plan, as amended (the “Director Plan”). Under the Director Plan, our Compensation Committee, upon recommendation of our Governance Committee and approval by our Board, could grant stock options and stock appreciation rights to our non-employee directors. Our Board and our stockholders have adopted the Incentive Plan, which replaced both the Director Plan and our 1992 Stock Option Plan, as amended (the “Employee Plan”). Our Board and our stockholders have authorized the issuance of stock options, stock appreciation rights, restricted stock, restricted stock units, performance grants (cash and equity) and other share-based awards covering approximately 2,095,000 shares of Common Stock under the Incentive Plan as of March 31, 2009 (subject to appropriate adjustments in the event of stock splits, stock dividends and similar dilutive events). Under the Incentive Plan, our Compensation Committee, upon recommendation of our Governance Committee and approval by our Board, may grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance grants (cash and equity) and other share-based awards to our non-employee directors.

(5)	Reflects the dollar amount recognized for financial statement reporting purposes for Fiscal 2009 in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”) and, thus, includes amounts from awards granted in and prior to Fiscal 2009. The weighted-average assumptions underlying the valuation of these stock options under the Black-Scholes option pricing model are as follows: expected life of 6.51 years; volatility of 42.92%; a risk-free interest rate of 4.34% and a dividend yield of 0.630%. During Fiscal 2009, each of our non-employee directors received a stock option to purchase 6,000 shares of our Common Stock for $28.71 per share, the fair market value of our Common Stock on May 27, 2008, the date of grant of this stock option. The grant date fair value of each of these awards, calculated in accordance with SFAS 123(R), was $78,415. In May 2009, our Compensation Committee approved, based on the recommendation of our Governance Committee after its review of information provided by its compensation consultants, and after Board approval, a grant of restricted stock units for 3,000 shares of our Common Stock, vesting immediately upon grant, for each of our non-employee directors. Such grant was consistent with the recommendation of the compensation consultants. Our Compensation Committee also discussed the timing of these grants and determined that the grant date should be after the Company’s earnings release regarding its Fiscal 2009 financial results. Accordingly, all such grants were made on May 26, 2009.

(6)	The following table sets forth the outstanding stock options, both exercisable and unexercisable, held by each non-employee director as of March 31, 2009:

Name	Outstanding
Options
(#)

William F. Andrews	52,002

Richard L. Crouch	26,000

Thomas W. Golonski	37,000

Thomas G. Greig	52,002

Edward A. Nicholson, Ph.D.	26,000

(7)	Mr. Andrews exercised an option for 6,000 shares in Fiscal 2009 and realized a value of $1,601.

To further achieve the objective of more closely aligning the interests of our non-employee directors with those of our stockholders, upon the recommendation of our Governance Committee after discussions with our Governance Committee’s compensation consultants, our Board has adopted stock retention guidelines for our non-employee directors requiring them to hold, until retirement, but subject to diversification at age 60, 50% of the net, after-tax shares of Common Stock issued to them pursuant to performance share awards and restricted stock awards/units.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

Role of Our Compensation Committee and Our Compensation Philosophy

Our Compensation Committee evaluates and recommends to our Board our compensation philosophy and practices and is charged with administering our compensation program for our named executive officers: R. Terry Blakemore, our President and Chief Executive Officer; Michael McAndrew, our Vice President, Chief Financial Officer, Treasurer and Secretary; and Francis W. Wertheimber, our Senior Vice President.

Our Compensation Committee believes that the total executive compensation package paid to our named executive officers should be designed to pay-for-performance by rewarding the achievement of our short- and long-range goals, recognizing individual executive performance and contributions and promoting increased value creation for our stockholders.

Objectives of Our Compensation Program

In line with our philosophy, our Compensation Committee has developed the following objectives for our compensation program which are to:

•	attract, develop and retain high quality executives to manage and grow our business
•	link a significant portion of an executive’s pay to the performance of the organization through the use of at-risk performance-based compensation

Our compensation program rewards our named executive officers and other key employees for:

•	outstanding contributions to the achievement of our goals and overall success, particularly growth in stock price, annual profits and cash flow
•	successful completion of acquisitions of targeted companies and their integration into the Company

Components of Our Executive Compensation Program

Our Compensation Committee has designed a compensation package that includes the following elements positioned against the competitive market as follows:

•	base salary positioned below the market median
•	annual cash bonus opportunity positioned modestly above the market median
•	long-term incentive values positioned modestly above the market median

In designing our compensation program, our Compensation Committee, in line with our pay-for-performance philosophy, has historically placed more emphasis upon at-risk, variable compensation in the form of annual performance cash bonuses and/or grants of stock options. Our Compensation Committee’s and Board’s philosophy has been to approve below-market base salaries and slightly above-market incentive compensation for our named executive officers. Our Compensation Committee’s goal is to deliver total compensation to our named executive officers (base salary plus annual cash bonus plus long-term incentives) modestly above market.

Throughout Fiscal 2008 and the first quarter of Fiscal 2009, our Compensation Committee extensively re-evaluated the nature and structure of our executive compensation program and the relative mix of cash and equity incentives to be awarded to our named executive officers and other key employees, which is described in “– Summary of Fiscal 2009 Executive Compensation Decisions.” In connection with this evaluation, our Compensation Committee retained the services of outside compensation consultants to assist with a review of peer and broad market executive compensation data and to help us determine how our executive compensation program, given our philosophy and culture, should be structured to achieve our objectives. The structure of our executive program that was established in Fiscal 2009, providing for a base salary, an annual cash incentive and a long-term incentive, provided the foundation for the executive compensation decisions made for Fiscal 2010, which decisions were consistent with the structure established in Fiscal 2009.

Overview of Annual Setting of Executive Compensation

Historically, our practices were that the Chief Executive Officer met with our Compensation Committee and made recommendations to the committee regarding each element of compensation to be paid to our named executive officers (other than our Chief Executive Officer) and other key employees. The Chief Executive Officer’s recommendations were based upon the individual’s performance in the prior fiscal year, the individual’s experience, the requirements of the position and the individual’s relative ability to impact our overall success. Our Compensation Committee considered our Chief Executive Officer’s recommendations and further used the committee members’ collective knowledge of industry and market pay practices of similarly-situated executives as well as our overall compensation philosophy in connection with developing its recommendation to our Board, for the Board’s review, discussion and approval, regarding each component of compensation paid to our named executive officers and other key employees. In the case of our Chief Executive Officer, our Compensation Committee reviewed the Chief Executive Officer’s performance in the prior fiscal year, experience and impact on our overall success, and used the committee members’ collective knowledge of industry and market pay practices regarding chief executive officer compensation and made recommendations regarding each element of his compensation to our Board for review, discussion and approval.

Beginning in Fiscal 2008, our Compensation Committee sought the advice of outside compensation consultants to assist it with collecting and reviewing information regarding the executive compensation programs of a selected group of peer companies (which are listed below) and to provide it with more general survey data regarding executive compensation practices for Fiscal 2009 and beyond. The role of the outside compensation consultants in our executive compensation processes and procedures is described under “Board of Directors and Certain Board Committees – Compensation Committee.” Our Chief Executive Officer and our Chief Financial Officer also consult with our Compensation Committee regarding each element of our executive compensation program. At our Compensation Committee’s request, these executives provide recommendations to our Compensation Committee related to appropriate financial performance metrics and goals for the Company to align compensatory programs with our overall business strategy. Our Compensation Committee also reviews with our Chief Executive Officer each element of compensation to be paid to our named executive officers (other than our Chief Executive Officer) and other key employees. Our Compensation Committee reviews survey data provided by our compensation consultants and management’s recommendations, along with the committee members’ collective knowledge of industry and market pay practices of similarly-situated executives and our overall compensation philosophy, in connection with determining its executive compensation recommendations for each executive officer. Our Compensation Committee then submits its recommendations to our Board for review and approval.

We do not have a policy of reducing awards based upon the amounts realized from prior compensation. Our Compensation Committee believes that the intended value of an award on its grant date reflects both the possible upside and the possible downside of any such award. Likewise, we do not have a policy of increasing awards based upon amounts not realized from prior compensation awards.

Summary of Fiscal 2009 Executive Compensation Decisions

The following is a summary of significant compensation decisions that were made in Fiscal 2009.

As noted above, throughout Fiscal 2008 and the first quarter of Fiscal 2009, our Compensation Committee extensively re-evaluated the nature and structure of our executive compensation program and the relative mix of cash and equity incentives to be awarded to our named executive officers and other key employees. In connection with this evaluation, our Compensation Committee retained the services of outside compensation consultants to assist with a review of peer and broad market executive compensation data and to help us determine how our executive compensation program, given our philosophy and culture, should be structured to achieve our objectives.

In making Fiscal 2009 compensation decisions relating to our named executive officers, our Compensation Committee considered our executive compensation philosophy of paying below-market median base salaries and slightly above-market median incentive compensation. Our Compensation Committee reviewed peer group and survey data relating to these positions to develop overall compensatory arrangements for these executives. Our Compensation Committee also reviewed management’s recommendations related to appropriate financial performance metrics and goals for the Company to align compensatory programs with our overall business strategy. Our Compensation Committee considered summary information of the total compensation paid to our named executive officers during the prior four (4) fiscal years and summary data of each named executive officer’s stock options position. After discussions with our Chief Executive Officer and the outside compensation consultants, our Compensation Committee recommended to our Board for approval the Fiscal 2009 total direct compensation of the named executive officers, other than for our Chief Executive Officer. In the case of our Chief Executive Officer, after review of peer group and survey data with the compensation consultants in the absence of our Chief Executive Officer, our Compensation Committee recommended to our Board for approval the Fiscal 2009 total direct compensation of our Chief Executive Officer. The incentive compensation of the named executive officers (annual cash bonus and long-term incentive compensation) described below, combined with Fiscal 2009 base salaries, provided for an overall compensation opportunity for each executive above median as compared to similarly-situated executives as reflected in the data provided by the compensation consultants, consistent with the Company’s philosophy.

The list of peer companies which appears below was developed, after discussions among our Compensation Committee, the compensation consultants and management, for use, along with survey data, to assess whether each of the named executive officers’ compensation (base salary, annual bonus and long-term incentive compensation), as well as their total compensation, was competitive relative to similarly-situated executives. The peer group utilized for these purposes was composed of the following companies:

Acxiom Corporation	Gartner, Inc.
ADC Telecommunications, Inc.	GTSI Corp.
ARRIS Group, Inc.	ManTech International Corporation
Belden Inc.	MasTec, Inc.
Brocade Communications Systems, Inc.	MAXIMUS, Inc.
CIBER, Inc.	Novell, Inc.
Ciena Corporation	Nu Horizons Electronics Corp.
Cincinnati Bell Inc.	Plantronics, Inc.
CommScope Inc.	Polycom, Inc.
Dycom Industries, Inc.	SAVVIS, Inc.

These companies were selected because of similarity in industry, size in terms of revenues and performance to the Company. The outside compensation consultants also presented our Compensation Committee with survey data from consulting firms (Towers Perrin, Mercer Inc. and Watson Wyatt Worldwide, Inc.), which was based on executive-position match, as another means by which our Compensation Committee could assess and judge the compensation paid to our named executive officers.

Base Salaries.    Consistent with our philosophy, our Compensation Committee and Board approved base salaries for our named executive officers, except for our Senior Vice President, which were approximately 10% to 15% below the median base salaries of similarly-situated executives as reflected in the data provided by the consultants. Due to the unique nature of the position of the Senior Vice President, including his status as a local national in Japan, the appropriate base salary for the Senior Vice President was determined by the Committee using its discretion and based on such factors as the individual’s contributions, responsibilities, experience, unique skillset and salary history. The base salaries established in Fiscal 2009 for our named executive officers were $550,000 for our Chief Executive Officer, an increase from $500,000, $315,000 for our Chief Financial Officer, an increase from $250,000, and $265,000 for our Senior Vice President, an increase from $250,000.

Fiscal 2009 Annual Cash Bonus Program.    In May 2008, our Board approved an annual cash incentive bonus plan for Fiscal 2009 (the “FY09 Annual Incentive Plan”). The main objective of the FY09 Annual Incentive Plan was to motivate our named executive officers to achieve the Company’s overall operating plan. The performance goals for the FY09 Annual Incentive Plan were as follows:

		FY09 Annual Incentive Plan Performance Goals
	Actual FY09	Threshold (90%	Target	Maximum (110%
	Annual	of Target,		of Target, except
	Incentive	except for		for DSOs)
	Plan	DSOs)
	Performance
Operating Earnings Per Share	$3.51	$3.15	$3.50	$3.85

Adjusted Operating Margin	10.6%	10.2%	11.3%	12.4%

Adjusted EBITDA ($ in millions)	$103	$112	$124	$136

Days Sales Outstanding (“DSOs”)	71	73	68	63

For purposes of the FY09 Annual Incentive Plan: “operating earnings per share” was defined as net income plus reconciling items (after-tax), divided by weighted average shares of Common Stock outstanding (diluted), with reconciling items for the FY09 Annual Incentive Plan including restructuring charges, amortization of intangible assets on acquisitions, stock-based compensation expense, asset write-up depreciation expense on acquisitions, historical stock option granting practices investigation and related costs, the change in fair value of our interest-rate swap and Section 409A of the Code (“Section 409A”) expenses; “adjusted operating margin” was defined as operating income plus reconciling items (pre-tax), divided by total revenues; and “adjusted EBITDA” was defined as net income before provision for income taxes plus interest, depreciation and amortization plus stock-based compensation expense. “DSOs” is an internal management calculation based on the balances in net accounts receivable, costs in excess of billings and billings in excess of costs at the end of the measurement period. This metric essentially measures the average number of days for the Company to receive payment after revenue has been recognized. These performance goals were equally weighted.

Under the FY09 Annual Incentive Plan, the achievement of the performance goals at the threshold level would have resulted in a payout of 50% of targeted annual bonus, the achievement of the performance goals at the target level would have resulted in a payout of 100% of targeted annual bonus and the achievement of the performance goals at the maximum level would have resulted in a payout of 150% of targeted annual bonus. The targeted annual bonus award levels under the FY09 Annual Incentive Plan for the Company’s named executive officers were as follows: our Chief Executive Officer – 100% of base salary or $550,000; our Chief Financial Officer – 80% of base salary or $252,000; and our Senior Vice President – 50% of base salary or $132,500. This is the cash bonus that the executive would have received if each performance goal was achieved at the target level.

In Fiscal 2009, our operating earnings per share were $3.511 or 100% of target, adjusted operating margin was 10.6%2, or 94% of the target, our adjusted EBITDA was $103 million3, or 83% of the target, and our DSOs were

 1 Operating earnings per share of $3.51 was computed as Net income of $45,309,000 plus reconciling items, after-tax of $16,135,000, divided by weighted average common shares outstanding (diluted) of approximately 17,500,000.

 2 Adjusted operating margin of 10.6% was computed as operating income of $80,003,000 plus reconciling items (pre-tax) of $25,603,000, divided by total revenues of $999,548,000.

 3 Adjusted EBITDA of $103,206,000 was computed as income before provision for income taxes of $69,163,000 plus interest of $10,279,000, depreciation and amortization of $20,722,000 and stock-based compensation expense of $3,042,000.

71 days4, or 96% of the target. In the first quarter of Fiscal 2010, our Compensation Committee met to review our performance under the FY09 Annual Incentive Plan and determined that such performance resulted in a pay-out under the FY09 Annual Incentive Plan of 60% of each named executive officer’s targeted compensation. Our Compensation Committee then recommended to our Board, and our Board approved, the following pay-outs under our FY09 Annual Incentive Plan: $330,000 to our Chief Executive Officer; $151,000 to our Chief Financial Officer; and $80,000 to our Senior Vice President.

Long-Term Incentive Program.    In Fiscal 2008 and Fiscal 2009, as part of its engagement, our outside compensation consultants discussed the Company’s historical compensation practices with key employees, including the named executive officers, and with certain members of our Board. In meetings with the outside compensation consultants, our Compensation Committee and management concluded that our historical reliance on stock options as the sole long-term compensation vehicle had not achieved the desired objectives and had created a mismatch between the perceived and real value of the option program and the accounting expense associated with the program. The consultants further noted that the significant reliance on stock options had resulted in a total rewards program that was below market with grant practices which had been historically inconsistent. Further, the consultants noted that there was a view, based on their interviews of our personnel, that the value of stock options is subject to external forces beyond the control of employees even when we perform well financially. The outside compensation consultants also discussed market trends in long-term compensation mix, including the use of multiple long-term incentive vehicles and the use of full-value shares in the long-term incentive compensation program, and provided our Compensation Committee with an overview of prevalent vehicles. After gaining an understanding of the desired objectives of the long-term incentive program, the consultants recommended the use of different long-term incentive vehicles, including the use of full-value shares in addition to stock options, to better align the program with the desired objectives and to align the program with the performance of the Company from both an internal financial performance perspective and an external shareholder return perspective. The stated objectives of the program are to:

•	attract and retain key executives;
•	align compensation with shareholder value creation;
•	build Company ownership among the executive team;
•	create a strong linkage between internal financial performance and the level of compensation provided;
•	manage the shareholder-approved stock plan share reserve efficiently; and
•	maximize the executive’s perceived value of an equity award with financial statement accounting expense.

Our Compensation Committee selected the use of time-vesting restricted stock, stock options and performance share awards to achieve these objectives under the new long-term incentive program.

Based on the limitations of the then existing Employee Plan as the only current stockholder-approved long-term compensation plan for our named executive officers, the compensation consultants recommended, and our Compensation Committee agreed, that the transition of the Company’s new long-term incentive program utilizing other compensation vehicles to supplement the use of stock options should occur over a two-year period. In Fiscal 2009, the long-term incentive program used stock options as the only equity-based compensation vehicle as restricted stock and performance share awards were not available under the Employee Plan. In such discussion, it was contemplated that other long-term incentive compensation vehicles could be utilized in future years, subject to stockholder approval of a plan providing for such compensation vehicles. (Those discussions led to the recommendation from our Compensation Committee and our Board that our stockholders approve the Incentive Plan, and the Incentive Plan was approved by our stockholders at our annual meeting in August 2008.) While the new long-term incentive program (consisting of time-vesting restricted stock, stock options and performance share awards as explained above) would be fully implemented in Fiscal 2010 assuming shareholder approval of the Incentive Plan, our Compensation Committee developed an interim plan for Fiscal 2009 which would utilize a cash-based

 4 DSOs of 71 days includes “Costs/estimated earnings in excess of billings on uncompleted contracts” and “Billings in excess of costs/estimated earnings on uncompleted contracts” as reflected on our balance sheet at March 31, 2009.

performance award in lieu of full-value share awards (restricted stock and performance share awards) in addition to stock options.

Accordingly, after discussions among our Compensation Committee, management and the outside compensation consultants, our Compensation Committee recommended and our Board approved an interim Long-Term Incentive Program for Fiscal 2009 (the “FY09 LTIP”). The FY09 LTIP was comprised of a cash performance award representing 60% of the award and a stock option grant representing 40% of the award, which design reflected our Compensation Committee’s view that we needed to use more than one type of long-term incentive vehicle. The cash performance award will be earned based on the Company’s cumulative adjusted EBITDA for the two fiscal years ending March 31, 2010, and will be paid out at 50% of the targeted cash award based on achievement of 75% of the adjusted EBITDA target, 100% of the targeted cash award based on achievement of 100% of the adjusted EBITDA target and 150% of the targeted cash award based on achievement of 120% of the adjusted EBITDA target. The Committee believes that adjusted EBITDA, an important measure for evaluating the profitability of the Company, and stock price appreciation, a requirement for success under our stock option awards, appropriately link our executives’ long-term compensation programs with the creation of stockholder value.

Following Board review and approval, our Compensation Committee made the following awards under the FY09 LTIP to the Company’s named executive officers: our Chief Executive Officer – a targeted cash award of $1,200,000 and a stock option grant for 80,000 shares of Common Stock, with an exercise price of $28.93 per share; our Chief Financial Officer – a targeted cash award of $300,000 and a stock option grant for 20,000 shares of Common Stock with an exercise price of $28.93 per share; and our Senior Vice President – a targeted cash award of $150,000 and a stock option grant for 10,000 shares of Common Stock with an exercise price of $28.93 per share. The stock options granted pursuant to the FY09 LTIP vest over a three-year period. These awards were granted on May 28, 2008 and are reflected in the “Grants of Plan-Based Awards – Fiscal 2009” table in this proxy statement.

At the time of establishment of the FY09 LTIP, management believed that these performance goals for the cash performance award were likely to be achieved at 90% of target, were challenging but achievable at 100% of target (but would require successful implementation of our mergers & acquisitions program) and were remotely achievable at 110% of target. As a result of the overall general decline in the economy, it is now believed that achievement of the adjusted EBITDA target even at threshold level is remote.

In Fiscal 2008, as a result of the Company’s ongoing review of its historical stock option granting practices and the above-mentioned re-evaluation of the nature and structure of our executive compensation program and the relative mix of cash and equity incentives to be awarded to our named executive officers and other key employees, our Compensation Committee did not make any new grants of stock options to our named executive officers, although Mr. Blakemore received stock options identical to and in exchange for cancelled stock options in order to remediate the adverse tax consequences of Section 409A. Subsequent to Fiscal 2008, however, our Compensation Committee and Board determined to make grants of stock options to our named executive officers and other key employees to compensate them for their efforts over the preceding two-year period during which no long-term incentive compensation had been provided. In determining the number of stock options to grant to our named executive officers, our Compensation Committee, as it had historically done, took into consideration individual performance, the individual’s contribution to our financial performance for the fiscal year, the historical number of stock options granted for such position, the shares available for grant under the Employee Plan and the Black-Scholes value of such options. Based on such considerations, in May 2008, our Compensation Committee and Board approved stock option grants to our named executive officers. These stock option awards had a grant date of May 27, 2008 and are reflected in the “Grants of Plan-Based Awards – Fiscal 2009” table in this proxy statement.

Description of Compensation Practices and Policies for Fiscal 2010

As noted above, in Fiscal 2009, our Compensation Committee, with the assistance of its outside compensation consultants, extensively re-evaluated the nature and structure of our executive compensation program and the relative mix of cash and equity incentives to be awarded to our named executive officers and other key employees. Compensation decisions with respect to Fiscal 2010 continued the program that began in Fiscal 2009; in Fiscal 2010, our Compensation Committee had the ability to make a variety of equity and cash awards that could have tax advantages to the Company under the Incentive Plan approved by the Company’s stockholders in August 2008.

With the Incentive Plan, our Compensation Committee may now choose from equity incentive awards which most appropriately fit with our compensation philosophy, achieve our corporate objectives with the executive compensation program, provide awards that are competitive to attract and retain executive talent relative to our peers, align our compensation practices with market trends and provide tax efficiencies.

Similar to Fiscal 2009, in making Fiscal 2010 compensation decisions relating to our named executive officers, our Compensation Committee considered our executive compensation philosophy of paying below-market base salaries and slightly above-market incentive compensation. Based on advice from our compensation consultants that the data remained relevant, our Compensation Committee reviewed the same peer group and survey data developed in Fiscal 2009 (including the peer group listed in “– Summary of Fiscal 2009 Executive Compensation Decisions” above) relating to these positions to develop overall compensatory arrangements for these executives. Our Compensation Committee also reviewed management’s recommendations related to appropriate financial performance metrics and goals for the Company to align compensatory programs with our overall business strategy. Our Compensation Committee considered summary information of the total compensation paid to our named executive officers during the prior four (4) fiscal years and summary data of each named executive officer’s stock options position. Our Compensation Committee discussed with our Chief Executive Officer proposals relating to the compensation of our named executive officers (other than the Chief Executive Officer). After discussions with our Chief Executive Officer and the outside compensation consultants, our Compensation Committee recommended to our Board for approval the Fiscal 2010 total direct compensation of the named executive officers, other than for our Chief Executive Officer, described below and, in the case of our Chief Executive Officer, after review of peer group and survey data with the compensation consultants in the absence of our Chief Executive Officer, our Compensation Committee recommended to our Board for approval the Fiscal 2010 total direct compensation of our Chief Executive Officer described below. Our Compensation Committee believes that the incentive compensation of the named executive officers (annual cash bonus and long-term incentive compensation) described below, combined with Fiscal 2010 base salaries, provides for compensation opportunity for each executive above median as compared to similarly-situated executives as reflected in the data provided by the consultants, consistent with our executive compensation philosophy.

Base Salaries.    A determination was made that the base salaries approved for our named executive offices in Fiscal 2009 were appropriate for Fiscal 2010. Accordingly, no change was made in the base salaries of our named executive officers.

Annual Cash Bonus Program.    At the recommendation of our Compensation Committee, in May 2009, our Board approved an annual cash incentive bonus plan for Fiscal 2010 (the “FY10 Annual Incentive Plan”) similar to the FY09 Annual Incentive Plan. The main objective of the FY10 Annual Incentive Plan is to motivate our named executive officers to achieve the Company’s overall operating plan. The performance goals for the Annual Incentive Plan are, as defined below, “operating earnings per share,” “adjusted operating margin percent,” “adjusted EBITDA” and “DSOs.” For the FY10 Annual Incentive Plan, “operating earnings per share” means “operating net income” divided by weighted average common shares outstanding (diluted), with “operating net income” meaning net income plus the Reconciling Items (as defined below); “adjusted operating margin percent” means operating income plus Reconciling Items, divided by total revenues; “adjusted EBITDA” means EBITDA (net income before provision for income taxes plus interest, depreciation and amortization) plus Reconciling Items; and “DSOs” is an internal management calculation based on the balances in net accounts receivable, costs in excess of billings and billings in excess of costs at the end of the measurement period. “Reconciling Items” means employee severance costs, amortization of intangible assets on acquisitions, stock-based compensation expense, asset write-up depreciation expense on acquisitions, costs and expenses associated with the historical stock option granting practices investigation and related matters and certain other identified legal matters, the change in fair value of our interest-rate swap, pension plan funding expenses, the impact of current audits by the Internal Revenue Service and the impact of any goodwill impairment.

The performance goals for the FY10 Annual Incentive Plan will be equally weighted. Under the FY10 Annual Incentive Plan, the achievement of the performance goals at 80% of target (90% of target for the DSOs performance goal) will result in a payout of 50% of targeted annual bonus, the achievement of the performance goals at 100% of target will result in a payout of 100% of targeted annual bonus and the achievement of the performance goals at 120% of target (110% of target for the DSOs performance goal) will result in a payout of 150% of targeted annual bonus. These performance goals are likely to be achieved at 80% of target (90% of target for the DSOs performance goal), are challenging but achievable at 100% of target but require successful implementation of our mergers & acquisitions program and are remotely achievable at 120% of target (110% of target for the DSOs performance goal).

Our Board made targeted annual bonus awards under the FY10 Annual Incentive Plan to the Company’s named executive officers as follows: our Chief Executive Officer – 100% of base salary or $550,000; our Chief Financial Officer – 80% of base salary or $252,000; and our Senior Vice President – 50% of base salary or $132,500. These award levels were the same as the award levels made under the FY09 Annual Incentive Plan. Key, non-executive employees are also participating in the FY10 Annual Incentive Plan generally on the same terms as the named executive officers.

Long-Term Incentive Program.    As noted above, the approval by our stockholders of the Incentive Plan in August 2008 provided our Compensation Committee with the ability in Fiscal 2010 to make a variety of equity and cash awards which most appropriately fit with our compensation philosophy, achieve our corporate objectives with the executive compensation program, provide awards that are competitive to attract and retain executive talent relative to our peers, align our compensation practices with market trends and provide tax efficiencies. Given the flexibility of the new Incentive Plan, our Compensation Committee discussed with management and the outside compensation consultants various equity-based long-term incentive awards that would be appropriate to achieve our objectives consistent with our compensation philosophy. These objectives for the long-term incentive program include facilitating the achievement of long-range goals, promoting value creation for our stockholders, providing certain long-term incentive that is independent of the Company’s stock price and providing an overall above-median compensation opportunity through the use of above-market long-term compensation along with below-market base salaries. Our Compensation Committee also discussed the overall uncertainty in the general economy, which led to a discussion of the appropriate length of the long-term program and a conclusion that a portion of the long-term incentive should be earned based on Company performance relative to a peer group.

Consistent with the foregoing, after discussions among our Compensation Committee, management and the outside compensation consultants, our Compensation Committee recommended and our Board approved a new Long-Term Incentive Program for Fiscal 2010 (the “FY10 LTIP”) which includes the use of performance share awards that measure performance for the two fiscal years ending March 31, 2011. Our Compensation Committee’s intent is to measure performance over a three-year period; however, given the uncertainty in the economy and its impact on establishing long-term goals, our Compensation Committee decided to measure performance over a two-year period for FY10 LTIP performance share awards. The FY10 LTIP is comprised of a restricted stock unit grant payable in shares of Common Stock representing 20% of the award, a stock option grant representing 30% of the award and a performance share award (the “Performance Award”) representing, at the target level payout at the time of grant, 50% of the award and payable in shares of Common Stock. Since the number of shares payable under the Performance Award was determined as of the date of grant, the named executive officers are at risk for market changes in the value of Common Stock during the performance period which will affect the value of the Performance Award.

The restricted stock units and stock options granted pursuant to the FY10 LTIP will vest in equal increments over three years. The payout on the Performance Awards will be based on (i) the Company’s performance relative to a cumulative adjusted EBITDA goal (the “EBITDA Goal”) and (ii) the Company’s total shareholder return (“TSR”) relative to the peer group of companies listed in “– Summary of Fiscal 2009 Executive Compensation Decisions.” These two (2) performance goals will be equally weighted. As a result, for purposes of determining the payout of the Performance Awards: (A) the achievement of 75% of the EBITDA Goal will result in a payout of 25% of the targeted Performance Award, the achievement of 100% of the EBITDA Goal will result in a payout of 50% of the targeted Performance Award and the achievement of 120% of the EBITDA Goal will result in a payout of 75% of the targeted Performance Award; and (B) the ranking of the Company’s TSR in the 25th percentile of the peer group’s TSR will result in a payout of 25% of the targeted Performance Award, the ranking of the Company’s TSR at the median level of performance of the Company’s TSR as compared to the peer group’s TSR will result in a payout of 50% of the targeted Performance Award and the ranking of the Company’s TSR in the 75th percentile of the peer group’s TSR will result in a payout of 75% of the targeted Performance Award.

Following Board review and approval, our Compensation Committee approved the following awards under the FY10 LTIP to the Company’s named executive officers: our Chief Executive Officer received a restricted stock unit award of 16,000 shares of Common Stock, a stock option grant for 67,000 shares of Common Stock and a Performance Award of 40,000 shares of Common Stock; our Chief Financial Officer received a restricted stock unit award of 4,000 shares of Common Stock, a stock option grant for 17,000 shares of Common Stock and a Performance Award of 10,000 shares of Common Stock; and our Senior Vice President received a restricted stock unit award of 2,000 shares of Common Stock, a stock option grant for 8,000 shares of Common Stock and a Performance Award of 5,000 shares of Common Stock. Key, non-executive employees are also participating in the FY10 LTIP generally on the same relative basis as the named executive officers. Our Compensation Committee also discussed the timing of these awards and determined that the grant date should be after the Company’s earnings release regarding its Fiscal 2009 financial results. Accordingly, all such awards were granted on May 26, 2009. The stock options were granted with an exercise price of $33.11 per share, the fair market value of Common Stock on the grant date.

The EBITDA Goal for the Performance Award is likely to be achieved at 75% of target, is challenging but achievable at 100% of target (but will require successful implementation of our mergers & acquisitions program) and is remotely achievable at 120% of target.

Executive Stock Ownership Guidelines

To further achieve the objective of building our named executive officers’ ownership in shares of Common Stock, thereby more closely aligning the interests of our named executives with those of our stockholders, our Compensation Committee reviewed with the compensation consultants various forms of stock ownership or retention guidelines for our named executive officers. After discussions with management and the compensation consultants, our Compensation Committee recommended, and our Board approved, executive stock ownership guidelines that utilize a retention approach. Under these guidelines, our named executive officers are required to hold, until retirement, but subject to diversification at age 60, 50% of the net, after-tax shares of Common Stock issued to them pursuant to performance share awards and restricted stock awards/units.

Retirement Benefits

We generally do not have a Company-funded post-retirement medical benefits program or a defined benefit pension program for our key employees. Mr. Blakemore participates in the Retirement and Security Program of the National Telecommunications Cooperative Association (the “NTCA Plan”), a multiple employer pension plan in which the subsidiary of the Company that employs Mr. Blakemore participates as a contributing employer. Mr. Blakemore participated in such plan at the time of the Company’s acquisition of this subsidiary in 1999. Mr. Wertheimber is a citizen of Japan and, under Japanese law, must enroll in Japan’s national pension system to which we make contributions. Mr. McAndrew participates in a defined contribution plan similar to most Company employees.

Perquisites

The Company does not provide any perquisites to executives who reside in the United States. The Company does provide an automobile benefit to the Senior Vice President who is a local national in Japan, which is a customary practice in that country.

Change-in-Control and Employment Termination Arrangements

We entered into agreements with Mr. Wertheimber in November 2004 and with Messrs. McAndrew and Blakemore in May 2007. In October 2007, our Board approved a revised compensatory arrangement for Mr. Blakemore in connection with his selection to the positions of President and Chief Executive Officer. After discussion, our Compensation Committee and Board determined to amend Mr. Blakemore’s agreement to provide that severance would be due to Mr. Blakemore upon termination of employment by us (other than due to death, disability, retirement or for cause) or by Mr. Blakemore for good reason, in each case prior to a change-in-control of the Company. Our Compensation Committee and Board approved this amendment to our Chief Executive Officer’s agreement as an inducement for him to accept the positions of President and Chief Executive Officer with us. Mr. McAndrew’s agreement was amended and restated in December 2008 to comply with Section 409A (or certain exceptions thereto).

The agreements with Messrs. Wertheimber, McAndrew and Blakemore generally provide for certain benefits to these named executive officers in the event that their respective employment is terminated within two (2) years of a change-in-control either by (i) us for a reason other than cause, death, disability or retirement or (ii) the named executive officer’s resignation for good reason.

Our Compensation Committee and our Board approved these agreements and change-in-control and employment termination provisions in our compensation arrangements to reduce the distraction regarding the impact of such a transaction on the personal situation of a named executive officer and to provide incentives to them to remain with us through the consummation of a change-in-control transaction, if any. The level of severance provided, should the executive be terminated prior to or within two years following a change-in-control, aligns with the level commonly provided in the market.

For a more detailed description of the change-in-control arrangements with our named executive officers, see “Potential Payments Upon Termination or Change-in-Control.”

Other Matters

Section 409A generally provides that amounts deferred under nonqualified deferred compensation arrangements will be subject to accelerated income recognition, interest and substantial penalties unless the arrangement satisfies certain design and operational requirements. We have modified our compensatory arrangements as necessary so that compensation payable under the arrangements is not subject to taxation under Section 409A. These amendments were not intended to increase the benefits payable under our plans and arrangements.

Section 162(m) of the Code (“Section 162(m)”) provides that a publicly traded corporation may not deduct from its federal income taxes compensation in excess of $1 million for amounts paid to each of its chief executive officer or to any of the three highest compensated officers other than the chief executive officer unless such excess compensation is “performance-based.” Among other requirements, for compensation to be “performance-based” for purposes of Section 162(m), the performance goals must be pre-established and objective. The awards made pursuant to the FY10 Annual Incentive Plan and the FY10 LTIP were issued pursuant to the Incentive Plan and, other than the restricted stock units, are intended to be “performance-based” for purposes of Section 162(m). Our Compensation Committee or Board also may provide incentive compensation that is not “performance-based” for purposes of Section 162(m) and therefore not deductible for federal income tax purposes to the extent that non-deductible compensation is in excess of the $1 million limitation.

Report of the Compensation Committee

Our Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement. Based on the foregoing review and discussions, our Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.

The information contained in this report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

Compensation Committee:

Thomas W. Golonski, Chairman
Richard L. Crouch
Thomas G. Greig

SUMMARY COMPENSATION TABLE – FISCAL 2009, FISCAL 2008 and FISCAL 2007

The following table sets forth cash compensation paid by us and our subsidiaries, as well as other compensation paid or accrued during Fiscal 2009, Fiscal 2008 and the fiscal year ended March 31, 2007 (“Fiscal 2007”) to (i) R. Terry Blakemore, our President and Chief Executive Officer, (ii) our principal financial officer, Michael McAndrew and (iii) Francis W. Wertheimber, an executive officer at the end of Fiscal 2009 who received total compensation (determined in accordance with SEC rules) in Fiscal 2009 that exceeded $100,000 (each, a “Named Executive Officer”). Such compensation was paid for services rendered in all capacities to us and our subsidiaries:

Name and Principal Position	Year	Salary		Bonus	Option	Non-Equity	Change in	All Other		Total
		($)		($)	Awards(1)	Incentive	Pension	Compensation		($)
					($)	Plan	Value and	($)
						Compensation	Nonqualified
						($)	Deferred
							Compensation
							Earnings
							($)

R. Terry Blakemore,	2009	526,731		—	361,929	330,000	413,162 (3)	18,823	(4)	1,650,645
President and	2008	367,307		150,000 (2)	38,231	43,000	221,938 (3)	16,471	(4)	836,947
Chief Executive Officer	2007	186,058		—	351,482	100,000	152,746 (3)	13,282	(4)	803,568

Michael McAndrew,	2009	294,134		—	220,686	151,000	—	5,358	(5)	671,178
Vice President,	2008	250,000		—	145,120	43,000	—	56,470	(6)	494,590
Chief Financial Officer,	2007	164,959		—	286,697	—	—	4,663	(5)	456,319
Treasurer and Secretary

Francis W. Wertheimber,	2009	315,373	(7)	—	139,749	80,000	—	35,875	(7)(8)	570,997
Senior Vice President	2008	295,030	(7)	—	108,341	43,000	—	32,287	(7)(8)	478,658
	2007	217,759	(7)	100,000	299,801	—	—	59,509	(7)(8)	677,069

(1)	Reflects the dollar amount recognized for financial statement reporting purposes in accordance with SFAS 123(R) and, thus, includes amounts from awards granted in and prior to the year referenced. For Fiscal 2009, the weighted-average assumptions underlying the valuation of the stock options under the Black-Scholes option pricing model are as follows: expected life of 4.57 years; volatility of 29.76%; a risk-free interest rate of 3.24%; and a dividend yield of 0.664%. For Fiscal 2008, the weighted-average assumptions underlying the valuation of the stock options under the Black-Scholes option pricing model are as follows: expected life of 5.24 years; volatility of 52.59%; a risk-free interest rate of 4.20%; and a dividend yield of 0.6%. For Fiscal 2007, see Note 14 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for Fiscal 2007 regarding weighted-average assumptions underlying the valuation of stock options granted in Fiscal 2007.

(2)	Mr. Blakemore received a $75,000 bonus when he agreed to serve as Interim President and Chief Executive Officer on May 21, 2007 and received an additional $75,000 bonus when he agreed to become the Company’s President and Chief Executive Officer on October 13, 2007.

(3)	Mr. Blakemore participates in the NTCA Plan. One of our subsidiaries is a member of the National Telecommunications Cooperative Association, which sponsors the NTCA Plan, a multiple employer pension plan in which such subsidiary participates as a contributing employer. The amount in this column for Fiscal 2009 represents the aggregate change in actuarial present value of his accumulated benefits under the NTCA Plan from December 31, 2007 to December 31, 2008 (the last day of the NTCA Plan’s most-recently completed fiscal year), the amount in this column for Fiscal 2008 represents the aggregate change in actuarial present value of his accumulated benefits under the NTCA Plan from December 31, 2006 to December 31, 2007 and the amount in this column for Fiscal 2007 represents the aggregate change in actuarial present value of his accumulated benefits under the NTCA Plan from December 31, 2005 to December 31, 2006. For more information regarding the NTCA Plan and the assumptions used to calculate this amount, see the “Pension Benefits Table” and “Understanding Our Pension Benefits Table” in this proxy statement.

(4)	Represents the Company’s contributions to the NTCA Plan ($16,800 in Fiscal 2009) and payments for life insurance premiums.

(5)	Represents amounts paid by us for the individual under a 401(k) plan and payments for life insurance premiums.

(6)	Represents amounts paid by us for the individual under a 401(k) plan and payments for life insurance premiums. Also includes $51,343 representing a payment to Mr. McAndrew to reimburse him (including a tax gross-up) for the adverse tax effects of Section 409A with regard to one stock option exercised by him in Fiscal 2008.

(7)	Represents amounts paid in Japanese yen and converted to U.S. dollars using an exchange rate as of March 31, 2009 of 0.010106 U.S. dollars for each Japanese yen for Fiscal 2009, an exchange rate as of March 31, 2008 of .010031 U.S. dollars for each Japanese yen for Fiscal 2008 and an exchange rate as of March 31, 2007 of .008486 U.S. dollars for each Japanese yen for Fiscal 2007.

(8)	Mr. Wertheimber is a resident of Japan and, under Japanese law, must enroll in Japan’s national pension system to which we make contributions. For Fiscal 2009, we contributed to this pension system on his behalf and provided payments for life insurance premiums. We also provided him with a vehicle allowance and paid certain other vehicle-related expenses totaling $29,804 for Fiscal 2009.

GRANTS OF PLAN-BASED AWARDS – FISCAL 2009

The following table sets forth each grant of awards made to our Named Executive Officers in Fiscal 2009 under plans established by us:

Name	Grant Date		Compen-	Estimated Future Payouts Under			All Other	Exercise or	Closing	Grant Date
			sation	Non-Equity Incentive Plan Awards			Option	Base	Market	Fair Value of
			Committee				Awards:	Price of	Price on	Stock and
			Action				Number of	Option	the Date	Option
			Date				Securities	Awards	of	Awards
							Underlying	($/Sh)	Grant(2)	($)
							Options(1)		($/Sh)
							(#)

				Threshold	Target	Maximum
				($)	($)	($)

R. Terry Blakemore,	05/27/2008		05/13/2008	—	—	—	75,000	28.71	29.31	635,745
President and Chief	05/28/2008		—	—	—	—	80,000	28.93	—	684,424
Executive Officer	05/28/2008	(3)	—	275,000	550,000	825,000	—	—	—	—
	05/28/2008	(4)	—	600,000	1,200,000	1,800,000	—	—	—	—

Michael McAndrew,	05/27/2008		05/13/2008	—	—	—	50,000	28.71	29.31	423,830
Vice President,	05/28/2008		—	—	—	—	20,000	28.93	—	171,106
Chief Financial	05/28/2008	(3)	—	126,000	252,000	378,000	—	—	—	—
Officer, Treasurer	05/28/2008	(4)	—	150,000	300,000	450,000	—	—	—	—
and Secretary

Francis W. Wertheimber,	05/27/2008		05/13/2008	—	—	—	50,000	28.71	29.31	423,830
Senior Vice President	05/28/2008		—	—	—	—	10,000	28.93	—	85,553
	05/28/2008	(3)	—	66,250	132,500	198,750	—	—	—	—
	05/28/2008	(4)	—	75,000	150,000	225,000	—	—	—	—

(1)	Our Board and our stockholders have adopted the Incentive Plan, which replaced both our Employee Plan and our Director Plan. The Incentive Plan provides for the issuance of stock options, stock appreciation rights, restricted stock, restricted stock units, performance grants (cash and equity) and other share-based awards covering up to approximately 2,095,000 shares of Common Stock as of March 31, 2009 (subject to appropriate adjustments in the event of stock splits, stock dividends and similar dilutive events).

(2)	The SEC rules require the Company to disclose whether the exercise price of an option award is less than the closing market price of the underlying security on the date of grant. Under the Employee Plan, the fair market value of an option grant is determined by averaging the high and low sales price of the Company’s

Common Stock on the grant date. The grants made to Messrs. Blakemore, McAndrew and Wertheimber on May 27, 2008 were made at fair market value as determined in accordance with the Employee Plan.

(3)	The amounts listed in this row represent the estimated future payouts under the FY09 Annual Incentive Plan which was recommended by our Compensation Committee and approved by our Board on May 28, 2008. For the actual amount paid pursuant to this award, see the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(4)	The amounts listed in this row represent the threshold, target and maximum payments that may be made to Messrs. Blakemore, McAndrew and Wertheimber pursuant to the performance cash award under the FY09 LTIP for the two fiscal years ending March 31, 2010 which was recommended by our Compensation Committee and approved by our Board on May 28, 2008. For a description of the FY09 LTIP, see the “Compensation Discussion and Analysis” section of this proxy statement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END – FISCAL 2009

The following table sets forth all unexercised stock options which have been awarded by us to our Named Executive Officers and are outstanding as of March 31, 2009:

	Option Awards
Name	Number of Securities	Number of Securities		Option	Option
	Underlying	Underlying		Exercise Price	Expiration
	Unexercised Options	Unexercised Options		($)	Date
	(#)	(#)
	Exercisable	Unexercisable

R. Terry Blakemore	6,667	—		34.2900	08/11/2014
	60,000	—		39.7700	10/31/2015
	—	75,000	(1)	28.7100	05/27/2018
	—	80,000	(2)	28.9300	05/28/2018

Michael McAndrew	7,500	—		45.0625	08/30/2009
	8,552	—		42.2500	10/11/2010
	15,000	—		41.4500	09/21/2011
	20,000	—		42.9300	10/01/2013
	50,000	—		39.7700	10/31/2015
	6,666	3,334	(3)	38.9650	06/15/2016
	—	50,000	(4)	28.7100	05/27/2018
	—	20,000	(5)	28.9300	05/28/2018

Francis W. Wertheimber	25,000	—		45.0625	08/30/2009
	21,772	—		42.2500	10/11/2010
	25,000	—		41.4500	09/21/2011
	25,000	—		44.3700	11/13/2012
	5,000	—		44.9100	12/19/2012
	35,000	—		40.5500	10/01/2013
	50,000	—		34.2900	08/11/2014
	50,000	—		39.7700	10/31/2015
	—	50,000	(4)	28.7100	05/27/2018
	—	10,000	(6)	28.9300	05/28/2018

(1)	These options vest in three (3) annual installments of 25,000, 25,000 and 25,000 on May 27, 2009, May 27, 2010 and May 27, 2011, respectively.

(2)	These options vest in three (3) annual installments of 26,666, 26,667 and 26,667 on May 28, 2009, May 28, 2010 and May 28, 2011, respectively.

(3)	These options vest in one (1) annual installment of 3,334 on June 15, 2009.

(4)	These options vest in three (3) annual installments of 16,666, 16,667 and 16,667 on May 27, 2009, May 27, 2010 and May 27, 2011, respectively.

(5)	These options vest in three (3) annual installments of 6,666, 6,667 and 6,667 on May 28, 2009, May 28, 2010 and May 28, 2011, respectively.

(6)	These options vest in three (3) annual installments of 3,333, 3,333 and 3,334 on May 28, 2009, May 28, 2010 and May 28, 2011, respectively.

PENSION BENEFITS TABLE – FISCAL 2009

The following table provides information with respect to each plan that provides for specified retirement payments or benefits, or payments or benefits that will be provided primarily following retirement, to our Named Executive Officers, including tax-qualified defined benefit plans and supplemental employee retirement plans, but excluding defined contribution plans:

Name	Plan Name	Number of	Present	Payments
		Years Credited	Value of	During Last
		Service	Accumulated Benefit	Fiscal Year
		(#)	($)	($)

R. Terry Blakemore	NTCA Plan	28(1)	1,876,055(2)	16,800

Michael McAndrew	—	—	—	—

Francis W. Wertheimber	—	—	—	—

(1)	Mr. Blakemore commenced participation in the NTCA Plan in October 1985 and was granted service credit back to March 1981. This additional service credit granted to him only has the effect of making him retirement eligible, without any benefit reduction, at an earlier date and does not result in any augmentation of benefits paid to him.

(2)	The actuarial present value of Mr. Blakemore’s accumulated benefits under the NTCA Plan was computed as of December 31, 2008 (the last day of the most recently completed fiscal year of the NTCA Plan). The amount was computed using the following assumptions and valuation methods: (i) a retirement age of 55 (the earliest age at which he could retire without any benefit reduction due to age), (ii) an annual increase of 2% of compensation, (iii) the mortality table provided in Internal Revenue Service Notice 2008-85 and (iv) a discount rate of 7.75%.

UNDERSTANDING OUR PENSION BENEFITS TABLE

The Retirement and Security Program of the National Telecommunications Cooperative Association

The NTCA Plan is a multiple employer pension plan which is the main pension plan for over 380 employers who are members of the National Telecommunications Cooperative Association (of which one of our subsidiaries is a member). The NTCA Plan will pay retirement benefits to Mr. Blakemore based on his years of service with us and his compensation. As a qualified plan, the NTCA Plan is subject to various requirements on coverage, funding, vesting and the amount of compensation which may be taken into account in calculating benefits.

Normal Retirement.    The “normal retirement benefit” under the NTCA Plan is the benefit which will be received at the normal retirement date, which is the first day of the month containing Mr. Blakemore’s 65th birthday. The normal retirement benefit is expressed as a life annuity with ten (10) years certain.

The normal retirement benefit is the sum of the basic normal retirement benefit that Mr. Blakemore has accrued on the basis of active participation and certain other types of benefits such as fixed benefits, supplemental benefits and benefit upgrades. The basic normal retirement benefit increases as Mr. Blakemore’s average compensation increases and is based on: (i) “High-5 Compensation” which means the average of his W-2+ Compensation (defined below) for the five (5) years of the last ten (10) years during which his W-2+ Compensation was the highest (“W-2+ Compensation” means W-2 wages, including any bonuses, overtime and commissions, plus pre-tax 401(k) contributions, Section 125 contributions (cafeteria plan contributions) and Section 457 contributions (contributions to a non-qualified deferred compensation plan adopted after 1986 by a tax-exempt employer) and, effective for plan years beginning after December 31, 2000, Section 132(f)(4) income (qualified transportation fringe benefit income), but excluding income attributable to employer-sponsored group term life insurance over $50,000), (ii) total accruals, which is generally the sum of certain contribution percentages (both employer and employee) made on his behalf plus contribution percentages added through program upgrades, rollovers and prior service benefits, (iii) the applicable program actuarial factor and (iv) applicable uplift multiplier.

Additionally, the maximum annual pension which Mr. Blakemore accrues may never exceed 100% of his average W-2+ Compensation (taxable compensation prior to January 1, 1998) for his “High-3” (“High-3” compensation refers to the average of the highest three (3) consecutive years of Mr. Blakemore’s W-2+ Compensation) years before retirement.

Early Retirement.    The NTCA Plan permits early retirement on or after the first day of the month in which Mr. Blakemore reaches the age of 55. At age 55, Mr. Blakemore (assuming continued employment with us) will be entitled to unreduced retirement benefits at that time pursuant to the “Rule-of-85.” The Rule-of-85 allows certain plan participants to retire early (before the age of 65 but not before age 55) without an actuarial reduction in their accrued benefits for retiring before age 65. Under this formula, the sum of a participant’s age at retirement and number of years of service must equal or exceed 85 in order for the participant to be eligible for “Rule-of-85” benefits.

Late Retirement.    The NTCA Plan permits late retirement (retirement after the age of 65). If a participant retires late, the participant’s retirement benefits automatically will be increased by one-quarter of one percent (.25%) for each month the participant delays retirement beyond age 65. Additionally, if a participant continues working after his 65th birthday, benefits may increase through additional accruals and higher High-5 Compensation.

Forms of Payment.    The NTCA Plan provides for the following forms of payment options: (i) 10-years certain and life thereafter, (ii) 5-years certain and life thereafter, (iii) life only, (iv) if married, a qualified joint and survivor annuity (with 50% of the monthly amount payable during the participant’s lifetime continued after the participant’s death to his surviving spouse for the life of the surviving spouse), (v) if married, a qualified joint and survivor annuity (with 66 2/3% of the monthly amount payable during the participant’s lifetime continued after the participant’s death to his surviving spouse for the life of the surviving spouse), (vi) a qualified joint and survivor annuity (with 75% of the monthly amount payable during the participant’s lifetime continued after the participant’s death to his surviving spouse for the life of the surviving spouse), (vii) if married, a qualified joint and survivor annuity (with 100% of the monthly amount payable during the participant’s lifetime continued after the participant’s death to his surviving spouse for the life of the surviving spouse), (viii) if married, a qualified joint and survivor annuity under (iii) – (vii) (with the annuity that is payable guaranteed for 10 years following retirement and then payable at 50%, 66 2/3%, 75% or 100% to the spouse (if the participant predeceases the surviving spouse)), (ix) an annuity under (i) – (viii)  that is supplemented by a certain amount between the time of retirement and either age 62 or normal social security retirement age, and then actuarially reduced once that age is reached, (x) a combination of a partial single sum and any one of the foregoing annuity options, (xi) a guaranteed annuity option or (xii) a single lump sum.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

We do not have employment agreements with our Named Executive Officers. We entered into an agreement with Francis W. Wertheimber in November 2004 and with Michael McAndrew and R. Terry Blakemore in May 2007, an amended and restated agreement with Mr. Blakemore in October 2007 and an amended and restated agreement with Mr. McAndrew in December 2008, which agreements provide for certain benefits to the Named Executive Officers in the event of a qualifying termination of their employment as described below. The original term of each of the agreements is five (5) years with an automatic renewal on a one-year basis thereafter absent notice of nonrenewal six (6) months prior to the renewal date; provided, however, that if a Change-in-Control (as defined below) occurs during the initial or any renewal period, the agreement will survive until the second anniversary of the date of the Change-in-Control.

Each of the above-mentioned agreements contains a provision prohibiting the respective Named Executive Officer from competing with us during his employment with us and for five (5) years thereafter. Specifically, without our prior written consent, the Named Executive Officers may not directly or indirectly engage in, assist or have an active interest in (whether as proprietor, partner, investor, stockholder, officer, director or any type of principal whatsoever), or enter the employ of or act as agent for, or advisor or consultant to, any person, firm, partnership, association, corporation or business organization, entity or enterprise which is or is about to become directly or indirectly engaged in any business that is competitive with any of our businesses in which the Named Executive Officer is or was engaged.

Our Named Executive Officers are also bound, during the term of their agreement and at all times thereafter, by restrictive covenants with respect to confidential information, as more fully described in their respective agreements. They are not permitted, unless authorized in writing by us, to disclose or cause to be disclosed such confidential information or to authorize or permit such disclosure of the confidential information to any unauthorized third party, or to use the confidential information (i) for their own benefit or advantage, (ii) for the benefit or advantage of any third party or (iii) in any manner which is intended to injure or cause loss, whether directly or indirectly, to us. At any time upon our request, and immediately upon termination, the Named Executive Officers must surrender all written or otherwise tangible documentation representing such confidential information to us.

A description of the other material terms of these agreements and estimates of the payments and benefits which each Named Executive Officer would receive upon a qualifying termination are set forth below. The estimates have been calculated assuming a termination date of March 31, 2009, and are based upon the closing price of our Common Stock on that date ($23.61). Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, such as the timing during the year of any triggering event and our stock price, the actual amounts to be paid or distributed may be different.

Termination Payments and Benefits Outside of a Change-in-Control

R. Terry Blakemore:

If Mr. Blakemore’s employment with the Company is terminated (i) due to his death or Disability (as defined below), (ii) by Mr. Blakemore other than for Good Reason for Termination (as defined below) or (iii) by us due to Cause for Termination or in accordance with Retirement (each as defined below), then, except as otherwise set forth below, we have no payment obligations to him other than as provided by our various policies, procedures and practices generally applicable to all employees.

If, however, Mr. Blakemore’s employment with the Company is involuntarily terminated during the term of his agreement and prior to a Change-in-Control (i) by us other than due to his death or Disability or in accordance with Retirement or (ii) by Mr. Blakemore for Good Reason for Termination other than at a time when we could have terminated him due to Cause for Termination (as defined below), then Mr. Blakemore is entitled to receive a payment equal to his base salary at the rate in effect on the termination date for the period equal to the greater of (A) thirty-six (36) months from the date of his agreement or (B) twelve (12) months from the termination date. Such payment is to be made to Mr. Blakemore in the form of a lump sum, subject to all applicable withholdings, within sixty (60) days following the termination date; provided, however, that in order for Mr. Blakemore to terminate his employment for Good Reason for Termination, (i) he must deliver a notice of termination to us within ninety (90) days of the event constituting Good Reason for Termination, (ii) the event must remain uncorrected for thirty (30) days following the date on which Mr. Blakemore gives us notice of his intent to terminate (the “Notice Period”) and (iii) the termination date must occur within sixty (60) days after the expiration of the Notice Period.

Named Executive Officers other than Mr. Blakemore:

The agreements with Messrs. McAndrew and Wertheimber do not provide for any benefits outside of a change-in-control context. If their respective employment is terminated due to death or Disability or by them or by us at any time prior to a Change-in-Control, then we have no payment obligations to them other than as provided by our various policies, procedures and practices generally applicable to all employees.

Certain Definitions:

The following definitions are contained in the agreements with Messrs. Blakemore, McAndrew and Wertheimber:

Cause for Termination: Named Executive Officer’s deliberate and intentional failure to devote his best efforts to the performance of duties, gross misconduct materially and demonstrably injurious to us, conviction of criminal fraud, embezzlement against us or a felony involving moral turpitude, continuing failure after notice to adhere to the nondisclosure and noncompete portions of the agreements (described above) or willful failure to follow instructions of our Board. For purposes of this definition, no act, or failure to act, on the Named Executive Officer’s part shall be considered “deliberate and intentional” or to constitute gross misconduct unless done, or omitted to be done, by the Named Executive Officer not in good faith and without reasonable belief that the Named Executive Officer’s action or omission was in the best interests of the Company.

Change-in-Control: a change-in-control of the Company is deemed to occur if:

i.	it is reportable as such by SEC rules;
ii.	twenty percent (20%) or more of the combined voting power of our then-outstanding capital stock is acquired, coupled with or followed by a change in a majority of the members of our Board; or
iii.	we sell all or substantially all of our assets or merge, consolidate or reorganize with another company and (x) upon conclusion of the transaction less than fifty-one percent (51%) of the outstanding securities entitled to vote in the election of directors of the acquiring company or resulting company are owned by the persons who were our stockholders prior to the transaction, and following the transaction there is a change in a majority of the members of our Board or (y) following the transaction, a person or group would be the owner of twenty percent (20%) or more of the combined voting power of the acquiring company or resulting company, and there is a change in a majority of the members of our Board.

Disability: incapacity due to physical or mental illness or injury which causes a Named Executive Officer to be unable to perform his duties to us during ninety (90) consecutive days or one hundred twenty (120) days during any six (6) month period.

Good Reason for Termination (with respect to Mr. Blakemore): a material negative change in Mr. Blakemore’s service relationship with us and any Affiliate of ours, taken as a whole, without his consent, on account of one or more of the following conditions: (i) a material diminution in his base compensation; (ii) a material diminution in his authority, duties or responsibilities; or (iii) after a Change-in-Control has occurred, a change in the geographic location at which Mr. Blakemore must report to and perform the majority of his services of more than fifty (50) miles. For purposes of Mr. Blakemore’s agreement, “Affiliate” means, with respect to any person or legal entity, any other person or legal entity controlling, controlled by or under common control with such person or legal entity.

Good Reason for Termination (with respect to Mr. McAndrew): a material negative change in Mr. McAndrew’s service relationship with us and any Affiliate of ours, taken as a whole, without his consent, on account of one or more of the following conditions: (i) a material diminution in his base compensation; (ii) a material diminution in his authority, duties or responsibilities; or (iii) a change in the geographic location at which Mr. McAndrew must report to and perform the majority of his services of more than fifty (50) miles. For purposes of Mr. McAndrew’s agreement, “Affiliate” means, with respect to any person or legal entity, any other person or legal entity controlling, controlled by or under common control with such person or legal entity.

Good Reason for Termination (with respect to Mr. Wertheimber): our failure to have any successor assume the agreement or the occurrence of any of the following after a Change-in-Control: (i) the assignment of new duties materially and substantially inconsistent with prior duties, responsibilities and status, or a material change in reporting responsibilities, titles or offices, (ii) reduction in base salary, (iii) failure to continue comparable incentive compensation, (iv) failure to continue comparable stock option and other fringe benefits, (v) relocation beyond fifty (50) miles or (vi) any purported termination of the Named Executive Officer other than for Cause for Termination, Disability or Retirement or made without a specified written notice of termination.

Retirement: termination of the Named Executive Officer’s employment after age sixty-five (65) or in accordance with any mandatory retirement arrangement with respect to an earlier age agreed to by such Named Executive Officer.

Termination Payments and Benefits After a Change-in-Control

The agreements with Messrs. Blakemore, McAndrew and Wertheimber provide for payments and other benefits if such Named Executive Officer is terminated within two (2) years following a Change-in-Control either by (i) us other than for Cause for Termination, death, Disability or Retirement or (ii) the individual’s resignation for Good Reason for Termination.

In addition to any accrued but unpaid benefits, the agreements entitle each Named Executive Officer to an amount of cash equal to the sum of:

•	two (2) times (three (3) times in the case of Mr. Blakemore) the sum of his then current annual base salary in the year of termination (or, if greater, (x) in the case of termination for Good Reason for Termination, the Named Executive Officer’s salary preceding the date giving rise to his Good Reason for Termination or (y) the Named Executive Officer’s salary for the year in effect on the date of the Change-in-Control)
•	two (2) times (three (3) times in the case of Mr. Blakemore) the greatest of (x) one third (1/3) of the aggregate cash bonuses or awards received by the Named Executive Officer as incentive compensation or bonus during the three (3) calendar years immediately preceding the date of termination, (y) in the case of termination for Good Reason for Termination, one third (1/3) of the aggregate cash bonuses or awards received by the Named Executive Officer as incentive compensation or bonus during the three (3) calendar years preceding the date giving rise to the Named Executive Officer’s Good Reason for Termination or (z) one third (1/3) of the aggregate cash bonuses or awards received by the Named Executive Officer as incentive compensation or bonus during the three (3) calendar years preceding the date of the Change-in-Control
•	an amount equal to the total cash award or bonus that would have been received by the Named Executive Officer under any long-term incentive plan, assuming that, in addition to any goals met prior to the termination date, all goals that were to be measured after such date were achieved and the Named Executive Officer remained employed, less any portion of the cash award or bonus for that award period previously paid to the Named Executive Officer
•	medical insurance and other similar benefits for the period of eighteen (18) months (two (2) years in the case of Mr. Wertheimber) following the termination date, as if such Named Executive Officer remained in our continuous employ during such period
•	unvested options will vest and remain outstanding in accordance with their respective terms

Such payments are to be made to Messrs. Blakemore, McAndrew and Wertheimber on or before the sixtieth (60th) day following the termination date.

Estimated Termination and Change-in-Control Payments

R. Terry Blakemore:

The following table sets forth the potential payments(1), in addition to accrued benefits, that Mr. Blakemore would be entitled to receive assuming that his employment was terminated on March 31, 2009 pursuant to the terms described above:

Type of Termination	Salary	Bonus	LTIP Payment	Medical and	Acceleration of	Total
	($)	($)	($)	Other Similar	Unvested Stock	($)
				Benefit	Options(2)(3)
				Continuation	($)
				($)

Qualifying termination prior to a Change-in-Control	849,110	—	—	—	—	849,110

Qualifying termination following a Change-in-Control	1,650,000	293,000	1,200,000	24,043(4)	—	3,167,043

(1)	The payments shown reflect the maximum amount that would have been paid. Mr. Blakemore’s agreement contains a provision which could have the effect of reducing such payments based on the effect of excise taxes applicable to such payments under the Code.

(2)	Represents the value of the acceleration of unvested options as of March 31, 2009 based on the difference between the exercise price of the unvested options and the closing price of the Common Stock on Nasdaq on March 31, 2009.

(3)	In addition, the Employee Plan provides that, regardless of employment termination, in the event of a “change-in-control,” all then-outstanding options will vest immediately and become exercisable. For purposes of the Employee Plan, a “change-in-control” of the Company occurs if (i) any person becomes the beneficial owner, directly or indirectly, of our securities representing (a) fifty percent (50%) or more of the combined voting power of our then-outstanding securities or (b) twenty-five percent (25%) or more but less than fifty percent (50%) of the combined voting power of our then-outstanding securities if such transaction(s) giving rise to such beneficial ownership are not approved by our Board; or (ii) at any time a majority of the members of our Board have been elected or designated by any such person; or (iii) our Board approves a sale of all or substantially all of our assets or any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (i) or (ii) above.

(4)	Represents the value of continued health, dental and vision benefits for an eighteen (18) month period based on COBRA (Consolidated Omnibus Budget Reconciliation Act) rates as of March 31, 2009.

Estimated Change-in-Control Payments

The following table sets forth the potential payments(1), in addition to accrued benefits, that the Named Executive Officers, other than Mr. Blakemore, would be entitled to receive assuming that the Named Executive Officer’s employment was terminated on March 31, 2009 pursuant to the terms described above in connection with a Change-in-Control:

Name	Salary	Bonus	LTIP Payment	Medical and	Acceleration of	Total
	($)	($)	($)	Other Similar	Unvested Stock	($)
				Benefit	Options(2)(3)
				Continuation	($)
				($)

Michael McAndrew	630,000	28,667	300,000	22,440 (4)	—	981,107

Francis W. Wertheimber	630,746 (5)	95,333 (5)	150,000	10,858 (6)	—	886,937

(1)	The payments shown reflect the maximum amount that would have been paid. The agreement with each of Messrs. McAndrew and Wertheimber contains a provision which could have the effect of reducing such payments based on the effect of excise taxes applicable to such payments under the Code.

(2)	Represents the value of the acceleration of unvested options as of March 31, 2009 based on the difference between the exercise price of the unvested options and the closing price of the Common Stock on Nasdaq on March 31, 2009.

(3)	In addition, the Employee Plan provides that, regardless of employment termination, in the event of a “change-in-control,” all then-outstanding options will vest immediately and become exercisable. For purposes of the Employee Plan, a “change-in-control” of the Company occurs if (i) any person becomes the beneficial owner, directly or indirectly, of our securities representing (a) fifty percent (50%) or more of the combined voting power of our then-outstanding securities or (b) twenty-five percent (25%) or more but less than fifty percent (50%) of the combined voting power of our then-outstanding securities if such transaction(s) giving rise to such beneficial ownership are not approved by our Board; or (ii) at any time a majority of the members of our Board have been elected or designated by any such person; or (iii) our Board approves a sale of all or substantially all of our assets or any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (i) or (ii) above.

(4)	Represents the value of continued health, dental and vision benefits for an eighteen (18) month period based on COBRA rates as of March 31, 2009.

(5)	For Mr. Wertheimber, this value represents a conversion from Japanese yen to U.S. dollars using an exchange rate on March 31, 2009.

(6)	Represents the value of continued medical and similar benefits for a two (2) year period beginning March 31, 2009 based on rates determined under the Japanese health care system and is converted from Japanese yen to U.S. dollars using an exchange rate on March 31, 2009.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is the report of our Audit Committee with respect to the audited financial statements for Fiscal 2009 included in the Company’s Annual Report on Form 10-K for Fiscal 2009 (“2009 Form 10-K”). The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Review with Management

Our Audit Committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Registered Public Accounting Firm

Our Audit Committee has discussed with BDO, the Company’s independent registered public accounting firm for Fiscal 2009, the matters required to be discussed by SAS 61, as amended (Codification of Statements on Accounting Standards), which includes, among other items, matters related to the conduct of the audit of the financial statements.

Our Audit Committee has also received written disclosures and the letter from BDO required by applicable requirements of the Public Company Accounting Oversight Board (which relates to the accountant’s independence from the Company and its related entities) and has discussed with BDO its independence from the Company.

Conclusion

Based on the review and discussions referred to above, our Audit Committee recommended to our Board that the Company’s audited financial statements be included in its 2009 Form 10-K.

Audit Committee:

Richard L. Crouch, Chairman
Thomas W. Golonski
Thomas G. Greig

EQUITY PLAN COMPENSATION INFORMATION

The following table sets forth information about our equity compensation plans as of March 31, 2009:

	(a)	(b)	(c)
	Number of Securities to Be	Weighted-Average	Number of Securities
Plans	Issued Upon Exercise of	Exercise Price of	Remaining Available for
	Outstanding Options,	Outstanding Options,	Future Issuance Under Equity
	Warrants and Rights	Warrants and Rights	Compensation Plans
	(#)	($)	(Excluding Securities
Reflected in Column (a))
(#)

Equity compensation plans approved by security holders	3,309,300(1)	36.45	2,086,131

Equity compensation plans not approved by security holders	—	—	—

Total	3,309,300	36.45	2,086,131

(1)	Includes both vested and unvested options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information publicly available, as of March 31, 2009, regarding the beneficial ownership of our Common Stock by all stockholders known by us to be beneficial owners of more than five percent (5%) of our outstanding Common Stock:

	Number of	Percent of
	Shares	Shares(5)

FMR Corp.(1)	1,981,025	11.3%
82 Devonshire Street, Boston, MA 02109

Dimensional Fund Advisors LP(2)	1,487,357	8.5%
Palisades West, Building One, 6300 Bee Cave Road, Austin, TX, 78746

Barclays Global Investors, NA(3)	1,203,597	6.9%
400 Howard Street, San Francisco, CA 94105

AXA(4)	880,858	5.0%
25, avenue Matignon, 75008 Paris, France

(1)	Includes 1,981,025 shares beneficially owned by Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, of which 1,981,025 shares are owned by one investment company, Fidelity Low Priced Stock Fund. Edward C. Johnson 3d, FMR Corp. and the funds each has sole power to dispose of the 1,981,025 shares owned by the funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the funds, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees. This information is derived from FMR Corp.’s Schedule 13G filed with the SEC on February 14, 2007.

(2)	Dimensional Fund Advisors LP, formerly Dimensional Fund Advisors Inc. (“Dimensional”), is a registered investment advisor that furnishes investment advice to four registered investment companies and serves as investment manager to certain other commingled group trusts and separate accounts. Dimensional beneficially owns 1,487,357 shares, of which it has sole voting power with respect to 1,449,228 shares and sole dispositive power with respect to 1,487,357 shares. This information is derived from Amendment No. 3 to Dimensional’s Schedule 13G filed with the SEC on February 9, 2009.

(3)	Includes 416,321 shares beneficially owned by Barclays Global Investors, NA, of which it has sole voting power with respect to 339,233 shares and sole dispositive power with respect to 416,321 shares. Includes 775,347 shares beneficially owned by Barclays Global Fund Advisors, of which it has sole voting power with respect to 575,758 shares and sole dispositive power with respect to 775,347 shares. Includes 11,929 shares beneficially owned by Barclays Global Investors, Ltd, of which it has sole voting power with respect to 695 shares and sole dispositive power with respect to 11,929 shares. This information is derived from a Schedule 13G filed by these entities with the SEC on February 5, 2009.

(4)	Includes 4,500 shares beneficially owned by AXA Konzern AG (Germany), of which it has sole voting power and sole dispositive power. Includes 836,338 shares beneficially owned by AXA Rosenberg Investment Management LLC, of which it has sole voting power with respect to 468,995 shares and sole dispositive power with respect to 836,338 shares. Includes 38,620 shares beneficially owned by AllianceBernstein L.P., of which it has sole voting power with respect to 38,300 shares and sole dispositive power with respect to 38,620 shares. Also includes 1,400 shares beneficially owned by AXA Equitable Life Insurance Company, of which it has sole voting power and sole dispositive power. AXA and its controlling entities, AXA Assurances Vie Mutuelle and AXA Assurances I.A.R.D. Mutuelle, are members of a group which is deemed to beneficially own the shares reported. This information is derived from Amendment No. 3 to a Schedule 13G filed by these entities with the SEC on February 13, 2009.

(5)	Based on 17,533,305 shares outstanding as of March 31, 2009.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information available to us, as of March 31, 2009, regarding the shares of our Common Stock beneficially owned by (i) each of our directors; (ii) each of our Named Executive Officers and (iii) all of our directors and executive officers as a group:

	Number of	Percent of
	Shares	Shares(4)
William F. Andrews(1)	55,668	*

R. Terry Blakemore(2)	118,333	*

Richard L. Crouch(1)	20,666	*

Thomas W. Golonski(1)	31,166	*

Thomas G. Greig(1)	51,669	*

Michael McAndrew(2)	131,051	*

Edward A. Nicholson, Ph.D.(1)	19,666	*

Francis W. Wertheimber(2)	256,772	1.4%

All directors and executive officers as a group of eight (8) persons(3)	684,991	3.8%

(1)	Includes for Messrs. Andrews, Crouch, Golonski and Greig and Dr. Nicholson: 45,668, 19,666, 30,666, 45,668 and 19,666 shares, respectively, pursuant to rights to acquire such shares as a result of vested options, as of March 31, 2009 or within sixty (60) days thereafter, granted under the Director Plan.

(2)	Includes for Messrs. Blakemore, McAndrew and Wertheimber: 118,333, 131,050 and 256,771 shares, respectively, pursuant to rights to acquire such shares as a result of vested options, as of March 31, 2009 or within sixty (60) days thereafter, granted under the Employee Plan.

(3)	Includes for all directors and executive officers as a group 667,488 shares pursuant to rights to acquire such shares as a result of vested options, as of March 31, 2009 or within sixty (60) days thereafter, granted under the Employee Plan and the Director Plan.

(4)	Based on 17,533,305 shares outstanding as of March 31, 2009.

The difference between the amounts set forth in the above table and the amounts indicated in the footnotes are shares owned outright either directly or indirectly.

*	Represents less than 1% of our outstanding Common Stock.

INDEPENDENT PUBLIC ACCOUNTANTS

Fees Billed to Us by BDO during Fiscal 2009 and Fiscal 2008

Audit Fees:    An aggregate of $1,859,000 was billed for professional services rendered and for expenses for the audit of our annual financial statements for Fiscal 2009, attestation of management’s report on our internal controls over financial reporting, statutory audits required internationally and the review of financial statements included in our quarterly reports on Form 10-Q during Fiscal 2009. An aggregate of $2,357,000 was billed for professional services rendered and for expenses for the audit of our annual financial statements for Fiscal 2008, attestation of management’s report on our internal controls over financial reporting, statutory audits required internationally and the review of financial statements included in our quarterly reports on Form 10-Q during Fiscal 2008.

Audit-Related Fees:    No audit-related fees were billed by BDO during Fiscal 2009. An aggregate of $490,000 in audit-related fees, principally including fees related to the Company’s stock option investigation, were billed by BDO during Fiscal 2008.

Tax Fees:    No tax fees were billed by BDO during Fiscal 2009 or Fiscal 2008.

All Other Fees:    BDO did not render any other professional services to us during Fiscal 2009 or Fiscal 2008.

All services performed by BDO are approved by our Audit Committee or its chair prior to BDO’s engagement for such services. In the case of an approval by the chair of our Audit Committee, such approval is presented for ratification by our Audit Committee at its next regular meeting.

ADDITIONAL INFORMATION

FORM 10-K ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION

A copy of the 2009 Form 10-K is available to stockholders. A stockholder may obtain such copy free of charge on our Web site at http://www.blackbox.com or by writing to the Investor Relations Department, Black Box Corporation, 1000 Park Drive, Lawrence, Pennsylvania 15055 (a copy of any exhibits thereto will be provided upon payment of a reasonable charge limited to our cost of providing such exhibits).

SOLICITATION OF PROXIES

We will pay the expenses in connection with the printing, assembling and mailing to the holders of our Common Stock the Notice of Annual Meeting of Stockholders, this proxy statement and the accompanying form of proxy. In addition to the use of the mails, our directors, officers or regular employees may solicit proxies personally or by telephone, facsimile or email. We may request the persons holding stock in their names, or in the names of their nominees, to send proxy material to, and obtain proxies from, their principals, and will reimburse such persons for their expense in so doing.

STOCKHOLDER NOMINATIONS AND PROPOSALS

Stockholders who believe they are eligible to have their proposals included in our proxy statement for the annual meeting expected to be held in August 2010, in addition to other applicable requirements established by the SEC, must ensure that their proposals are received by the Secretary of the Company not later than February 25, 2010.

Our By-laws establish an advance notice procedure for stockholders to make nominations for the position of director and to propose business to be transacted at an annual meeting. Our By-laws provide that notice of nominations for director and proposals for business must be given to the Secretary of the Company not later than 150 days prior to the anniversary date of the prior year’s annual meeting. For the annual meeting expected to be held in August 2010, notice of nominations and proposals under this provision must be received by March 14, 2010.

Such notice must set forth in reasonable detail information concerning the nominee (in the case of a nomination for election to our Board) or the substance of the proposal (in the case of any other stockholder proposal), and shall include: (i) the name and residence address and business address of the stockholder who intends to present the nomination or other proposal or of any person who participates or is expected to participate in making such nomination and of the person or persons, if any, to be nominated and the principal occupation or employment and the name, type of business and address of the business and address of the corporation or other organization in which such employment is carried on of each such stockholder, participant and nominee; (ii) a representation that the proponent of the proposal is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the nomination or other proposal specified in the notice; (iii) a description of all arrangements or understandings between the proponent and any other person or persons (naming such person or persons) pursuant to which the nomination or other proposal is to be made by the proponent; (iv) such other information regarding each proposal and each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nomination or other proposal been made by our Board and (v) the consent of each nominee, if any, to serve as a director on our Board, if elected. Within fifteen (15) days following the receipt by the Secretary of a notice of nomination or proposal pursuant hereto, the Secretary will advise the proponent in writing of any deficiencies in the notice and of any additional information we require to determine the eligibility of the proposed nominee or the substance of the proposal. A proponent who has been notified of deficiencies in the notice of nomination or proposal and/or of the need for additional information must cure such deficiencies and/or provide such additional information within fifteen (15) days after receipt of the notice of such deficiencies and/or the need for additional information. The presiding officer of a meeting of stockholders may, in his or her sole discretion, refuse to acknowledge a nomination or other proposal presented by any person that does not comply with the foregoing procedure and, upon his or her instructions, all votes cast for such nominee or with respect to such proposal may be disregarded.

Our By-laws do not limit or restrict the ability of a stockholder to present any proposal made by such stockholder in accordance with SEC requirements. A copy of our By-laws is available upon request.

OTHER MATTERS

Management does not intend to present nor, in accordance with our By-laws, has it received proper notice from any person who intends to present, any matter for action by stockholders at the Annual Meeting to be held on August 11, 2009, other than as stated in the Notice of Annual Meeting of Stockholders accompanying this proxy statement. The enclosed proxy, however, confers discretionary authority with respect to the transaction of any other business that properly may come before the meeting, and it is the intention of the persons named in the enclosed proxy to vote on any such matters in accordance with their best judgment.

PROXY
BLACK BOX CORPORATION
1000 Park Drive
Lawrence, Pennsylvania 15055

This Proxy is Solicited on Behalf of the
Board of Directors of the Company

     The undersigned stockholder hereby appoints R. Terry Blakemore and Thomas G. Greig, and each of them, as proxies for the undersigned, each with full power of substitution for and in the name of the undersigned to act for the undersigned and to consider and vote, as designated on the reverse, all of the shares of stock of Black Box Corporation (the “Company”) that the undersigned is entitled to vote at the 2009 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Tuesday, August 11, 2009, at 12:30 p.m. Eastern Daylight Time, at the offices of the Company at 1000 Park Drive, Lawrence, Pennsylvania 15055, on the following matters:
Unless otherwise specified in the squares provided, the proxies shall vote in the election of directors FOR the nominees listed and FOR proposal number 2, and shall have discretionary power to vote upon such other matters as may properly come before the meeting or any adjournment thereof.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
BLACK BOX CORPORATION
August 11, 2009

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS:
The proxy statement and Company’s 2009 Annual Report to stockholders are available at www.proxydocs.com/bbox

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
Should you require directions to the Annual Meeting, please call Investor Relations at 724-873-6788.

ê  Please detach along perforated line and mail in the envelope provided.  ê

The Board of Directors recommends a vote “FOR” each of the nominees listed and “FOR” proposal number 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE☒

1.	Election of six (6) members of the Board of Directors:

☐	FOR ALL NOMINEES	NOMINEES: ¡ William F. Andrews ¡ R. Terry Blakemore
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ Richard L. Crouch ¡ Thomas W. Golonski ¡ Thomas G. Greig
☐	FOR ALL EXCEPT (See instructions below)	¡ Edward A. Nicholson, Ph.D.

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2010.	☐	☐	☐

The Board of Directors has established the close of business on Monday, June 15, 2009 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF
BLACK BOX CORPORATION
August 11, 2009

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page and use the Company Number and Account Number shown on your proxy card.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
Vote online/ by phone until 10:00 AM EDT the day of the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting. Should you require directions to the Annual Meeting, please call Investor Relations at 724-873-6788.

COMPANY NUMBER
ACCOUNT NUMBER

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS:
The proxy statement and Company’s 2009 Annual Report to stockholders are available at www.proxydocs.com/bbox
ê  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  ê

The Board of Directors recommends a vote “FOR” each of the nominees listed and “FOR” proposal number 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of six (6) members of the Board of Directors:

☐	FOR ALL NOMINEES	NOMINEES: ¡ William F. Andrews ¡ R. Terry Blakemore
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ Richard L. Crouch ¡ Thomas W. Golonski
¡ Thomas G. Greig
☐	FOR ALL EXCEPT (See instructions below)	¡ Edward A. Nicholson, Ph.D.

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2010.	☐	☐	☐
The Board of Directors has established the close of business on Monday, June 15, 2009 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.